Exhibit 99.1

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11

2U, Inc., et al.,	Case No. 24-11279 (MEW)

Debtors.[1]	(Jointly Administered)

ORDER (A) APPROVING

(I) THE DISCLOSURE STATEMENT

AND (II) CONFIRMING THE SECOND AMENDED

JOINT PREPACKAGED PLAN OF REORGANIZATION OF

2U, INC. AND ITS DEBTOR AFFILIATES UNDER CHAPTER 11

OF THE BANKRUPTCY CODE, AND (B) GRANTING RELATED RELIEF

The above-captioned debtors and debtors in possession (collectively, the “Debtors”)

having:

(a)

caused, on or about July 24, 2024, the distribution of the following solicitation materials (the “Solicitation Materials”) to each Holder (a “Voting Creditor”) of a Claim in the Classes that were entitled to vote on the Plan (i.e., Classes 3 and 4), as evidenced by the Certificate of Service of Solicitation Documents [Docket No. 81] filed on August 20, 2024: (i) the Joint Prepackaged Plan of Reorganization of 2U, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (as the same may have been modified, supplemented, and amended, the “Plan”),[2] (ii) the Disclosure Statement for the Joint Prepackaged Plan of Reorganization of 2U, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (as the same may have been modified, supplemented, and amended, the “Disclosure Statement’’), (iii) the proposed Notice of (A) Commencement of Chapter 11 Cases; (B) Combined Hearing on Disclosure Statement, Confirmation of Joint Prepackaged Chapter 11 Plan, and Related Matters; and (C) Objection Deadlines and Summary of Debtors’ Joint Prepackaged Chapter 11 Plan (the “Combined Notice”), which provided a summary of the Plan; (iv) the proposed Order (A) Scheduling a Combined Hearing to Consider Approval of the Disclosure Statement and Confirmation of the Plan; (B) Establishing the Voting Record Date, Voting Deadline, and Other Dates; (C) Approving Procedures for Soliciting, Receiving, and Tabulating Votes on the Plan and for Filing Objections to the Disclosure Statement or the Plan; (D) Approving the Manner and Forms of Notice and Other

[1]

The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: 2U, Inc. (5939); edX LLC (8554); 2U GetSmarter, LLC (9643); 2U Harkins Road LLC (N/A); 2U NYC, LLC (N/A); 2U KEIH Holdco, LLC (3837); Critiquelt, Inc. (5532); edX Boot Camps LLC (8904); and 2U GetSmarter (US), LLC (9802). The Debtors’ mailing address is 2345 Crystal Drive, Suite 1100, Arlington, Virginia 22202.

[2]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

Related Documents; (E) Approving Equity Rights Offering Documents; (F) Conditionally Waiving Requirements of Filing Schedules and Statements and of Convening Section 341 Meeting of Creditors; and (G) Granting Related Relief, (v) the cover letter from the Debtors explaining the solicitation process; and (vi) ballots (including instructions and pre-addressed, postage pre-paid return envelopes) to be submitted by the Voting Creditors in accordance with title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Local Bankruptcy Rules for the Southern District of New York (the “Local Rules”);

(b)

commenced, on July 25, 2024 (the “Petition Date”), these chapter 11 cases (collectively, the “Chapter 11 Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) for relief under chapter 11 of the Bankruptcy Code;

(c)

filed, on the Petition Date, (i) the Plan [Docket No. 19], (ii) the Disclosure Statement [Docket No. 20], and (iii) the Motion of Debtors for Entry of an Order (A) Scheduling a Combined Hearing to Consider Approval of the Disclosure Statement and Confirmation of the Plan; (B) Establishing the Voting Record Date, Voting Deadline, and Other Dates; (C) Approving Procedures for Soliciting, Receiving, and Tabulating Votes on the Plan and for Filing Objections to the Disclosure Statement or the Plan; (D) Approving the Manner and Forms of Notice and Other Related Documents; (E) Approving Equity Rights Offering Documents; (F) Conditionally Waiving Requirement of Filing Schedules and Statements and of Convening Section 341 Meeting of Creditors; and (G) Granting Related Relief [Docket No. 5] (the “Solicitation Procedures Motion”);

(d)

caused, on the Petition Date, the posting of the Debtors’ first day motions, the Plan, the Disclosure Statement, and the ballots on the public website of Debtors’ proposed claims and noticing agent, Epiq Corporate Restructuring, LLC (“Epiq”);

(e)	obtained, on July 30, 2024, entry of the order approving the Solicitation Procedures Motion [Docket No. 50] (the “Solicitation Procedures Order”);

(f)

caused, on July 31, 2024, the distribution of (i) Notice of (A) Non-Voting Status to Holders of Class 8 Existing Equity Interest and Class 9 Subordinated Claims in 2U, Inc. Deemed to Reject the Plan; and (B) Form to Opt-In to Third-Party Release (the “Notice of Non-Voting Status”) and the Combined Notice to Holders of Claims in Class 8 Existing Equity Interests and Class 9 Subordinated Claims, (ii) Notice of Non-Voting Status to Holders of Claims Deemed to Accept the Plan and the Combined Notice to Holders of Claims in Class 1 Other Secured Claims, Class 2 Other Priority Claims and Class 5 General Unsecured Claims, and (iii) the Supplemental Notice to Holders of Claims in Classes 3 and 4 That Are Entitled to Vote to Accept or Reject the Plan and the Combined Notice to Holders of Class 3 First Lien Claims and Holders of Class 4 Unsecured Notes Claims, as evidenced by the Amended Certificate of Service [Docket No. 84] filed on August 21, 2024;

(g)	caused, on August 1, 2024, the launch of the online opt-in portal and the posting of the link to the online opt-in portal on the public website of Epiq;

(h)	filed on August 2, 2024, the first amended version of the Plan [Docket No. 55];

(i)

caused publication of the Combined Notice setting forth the date and time set for the hearing to consider approval of the Disclosure Statement and confirmation of the Plan (the “Combined Hearing”) in the national edition of The Wall Street Journal on August 5, 2024, and in the global edition of the Financial Times on August 6, 2024, as evidenced by the Affidavit and Affidavit of Publication [Docket No. 61] filed on August 14, 2024;

(j)

timely and properly filed and served, on August 16, 2024, (i) the Notice of Filing of Plan Supplement for the First Amended Joint Prepackaged Plan of Reorganization of 2U, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 71] (as may be amended, modified, or supplemented from time to time in accordance with the Plan and this Combined Order (as defined below), the “Initial Plan Supplement’), and (ii) Notice of Extension of Deadline for Holders of Class 8 Existing Equity Interests and Class 9 Subordinated Claims in 2U, Inc. to Opt In to the Third-Party Release [Docket No. 64];

(k)

caused, on August 16, 2024, the distribution of the Notice of Non- Voting Status to potential members of an uncertified class of plaintiffs in Michael Beaumont v. 2U, Inc. et al., 8:24-cv-01723-DLB (D. Md. Jun. 13, 2024) as potential Holders of Class 9 Subordinated Claims, as evidenced by the Certificate of Service [Docket No. 83] filed on August 21, 2024;

(1)	caused, on August 20, 2024, the filing of the Certificate of Service of Solicitation Documents [Docket No. 81], which evidenced the distribution of the Solicitation Materials to the Voting Creditors;

(m)	filed on August 23, 2024, the second amended version of the Plan [Docket No. 90];

(n)

timely and properly filed and served, on August 23, 2024, the Notice of Filing of the First Amended Plan Supplement for the Second Amended Joint Prepackaged Plan of Reorganization of 2U, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 92] (as may be amended, modified, or supplemented from time to time in accordance with the Plan and this Combined Order, the “First Amended Plan Supplement’), as evidenced by the Certificate of Service [Docket No. 119] filed on September 4, 2024;

(o)

timely and properly filed and served, on September 4, 2024, the Notice of Filing of the Second Amended Plan Supplement for the Second Amended Joint Prepackaged Plan of Reorganization of 2U, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 118] (the “Second Amended Plan Supplement’);

(p)

timely and properly filed and served, on September 4, 2024, the Notice of Filing of the Third Amended Plan Supplement for the Second Amended Joint Prepackaged Plan of Reorganization of 2U, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 121] (the “Third Amended Plan Supplement’);

(q)

timely and properly filed and served, on September 4, 2024, the Notice of Filing of the Fourth Amended Plan Supplement for the Second Amended Joint Prepackaged Plan of Reorganization of 2U, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 135] (together with the Initial Plan Supplement, the First Amended Plan Supplement, the Second Amended Plan Supplement, and the Third Amended Plan Supplement, and as the same may be amended, modified, or supplemented from time to time in accordance with the Plan and this Combined Order, the “Plan Supplement’);

(r)

caused, on September 4, 2024, the filing of the Declaration of Jane Sullivan on behalf of Epiq Corporate Restructuring, LLC Regarding Tabulation of Ballots Cast on the Second Amended Joint Prepackaged Plan of Reorganization of 2U, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 131] (the “Voting Report’), which detailed the results of the Plan voting process;

(s)

filed on September 4, 2024: (i) the Memorandum of Law in Support of (A) Approval of Debtors’ Disclosure Statement and (B) Confirmation of Second Amended Joint Prepackaged Plan of Reorganization of 2U, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (the “Confirmation Brief), (ii) the Declaration of William Kocovski in Support of (A) Confirmation of the Second Amended Joint Prepackaged Plan of Reorganization of 2U, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code; (B) Entry of a Final Order Approving the DIP Motion; and (C) the Backstop Motion [Docket No. 128] (the “Kocovski Declaration”), (iii) the Declaration of Matthew Norden, Chief Financial Officer and Chief Legal Officer of the Debtors, in Support of Confirmation of the Second Amended Joint Prepackaged Plan of Reorganization of 2U, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 136] (the “Norden Declaration”), and (iv) the Declaration of Cullen Murphy in Support of Entry of Final Order (A) Authorizing the Debtors to (I) Obtain Junior Lien Postpetition Financing and (II) Use Cash Collateral; (B) Granting Liens and Superpriority Claims; (C) Granting Adequate Protection to Certain Parties; and (D) Granting Related Relief [Docket No. 132] (the “Murphy Declaration”), (v) the Declaration of Barak Klein in Support of (A) the Equity Rights Offering Backstop Motion; and (B) Confirmation of the Second Amended Joint Prepackaged Plan of Reorganization of 2U, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 129] (the “Klein Declaration”), (vi) the Declaration of Ivona Smith in Support of Confirmation of the Second Amended Joint Prepackaged Plan of Reorganization of 2U, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 127] (together with the Kocovski Declaration, the Norden Declaration, the Murphy Declaration, the Klein Declaration, the Voting Report, and all other previously filed affidavits and declarations filed in connection with the Plan and the Disclosure Statement, the “Confirmation Declarations”); and

(t)	operated their businesses and managed their properties during these Chapter 11 Cases as debtors in possession pursuant to section 1107(a) and 1108 of the Bankruptcy Code.

The Bankruptcy Court having:

(a)	reviewed the solicitation procedures regarding votes to accept or reject the Plan (the “Solicitation Procedures”) and the Solicitation Procedures Order;

(b)

reviewed the Plan, the Disclosure Statement, the Plan Supplement, the Confirmation Brief, the Confirmation Declarations, the Voting Report, and all other filed pleadings, exhibits, statements, affidavits, declarations, and comments regarding Confirmation of the Plan, including all objections, statements, and reservations of rights made with respect thereto;

(c)	reviewed the discharge, compromises, settlements, releases, exculpations, and injunctions set forth in Article IX of the Plan;

(d)	held the Combined Hearing on September 6, 2024, at 11:00 a.m., prevailing Eastern Time pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code;

(e)	heard the statements, arguments, and objections made by counsel in respect of Confirmation of the Plan;

(f)	overruled any and all objections to the Plan and Confirmation thereof and any and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated; and

(g)	taken judicial notice of the papers and pleadings filed and all orders entered in the Chapter 11 Cases.

NOW, THEREFORE, it appearing to the Bankruptcy Court that notice of the Combined Hearing and the opportunity for any party in interest to object to approval of the Disclosure Statement and Confirmation has been adequate and appropriate as to all Entities affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Combined Hearing establish just cause for the relief granted herein; and upon the record of the Combined Hearing and the representations made thereat; and after due deliberation thereon and good cause appearing therefor,

IT IS DETERMINED, FOUND, ADJUDGED, DECREED AND ORDERED THAT:

A.	Findings and Conclusions

1. The findings and conclusions set forth herein and on the record of the Combined Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. All findings of fact and conclusions of law announced by the Bankruptcy Court at the Combined Hearing in relation to approval of the Disclosure Statement and confirmation of the Plan are hereby incorporated into this Combined Order. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.	Jurisdiction and Venue

2. Venue in the Bankruptcy Court was proper as of the Petition Date pursuant to 28 U.S.C. §§ 1408 and 1409 and continues to be proper during these Chapter 11 Cases. Approval of the Disclosure Statement and Confirmation of the Plan are core proceedings within the meaning of 28 U.S.C. § 157(b)(2)(L). The Bankruptcy Court has subject matter jurisdiction over this matter pursuant to 28 U.S.C. §§157(a)-(b) and 1334(b). The Bankruptcy Court has exclusive jurisdiction to determine whether the Disclosure Statement contains adequate information for purposes of section 1125 of the Bankruptcy Code.

C.	Burden of Proof

3. The Debtors have met their burden of proving that the Plan complies with each element of sections 1129(a) and, to the extent applicable, 1129(b) of the Bankruptcy Code by a preponderance of the evidence.

D.	Notice of the Combined Hearing

4. Notice of the Combined Hearing was appropriate and satisfactory and is approved in all respects. All parties required to be given notice of the Combined Hearing (including the deadline for filing and serving objections to Confirmation of the Plan) were given due, proper, adequate, timely, and sufficient notice of the Combined Hearing in accordance with the Disclosure Statement and Solicitation Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable non-bankruptcy rules, laws, and regulations and such parties had an adequate opportunity to appear and be heard with respect thereto. No other or further notice is required.

E.	Combined Hearing on the Disclosure Statement and Plan Confirmation

5. Given (i) that all Allowed General Unsecured Claims are unimpaired under section 1124 of the Bankruptcy Code under the Plan, (ii) the overwhelming support from the Holders of Claims in the voting Classes that have casted ballots on the Plan, and (iii) the Debtors need to preserve their customer relationships and emerge from chapter 11 as expeditiously as possible, it is appropriate to hold a Combined Hearing on the Debtors’ request for approval of the Disclosure Statement and Confirmation of the Plan under sections 105(d)(2)(B)(vi) and 1125(g) of the Bankruptcy Code and Bankruptcy Rule 3018(b).

F.	Voting

6. As evidenced by the Voting Report, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures Order, and applicable non-bankruptcy law.

G.	Approval of the Disclosure Statement

7. The Disclosure Statement is approved in all respects as containing adequate information under section 1125 of the Bankruptcy Code and complying with applicable non-bankruptcy law under section 1125(g) of the Bankruptcy Code, and the solicitation of the Solicitation Materials also complies with applicable non-bankruptcy law.

H.	Confirmation of the Plan

8. The Plan, a copy of which is attached hereto as Exhibit A, as amended by this order (the “Combined Order”), is confirmed pursuant to section 1129 of the Bankruptcy Code. The terms of the Plan, the documents contained in the Plan Supplement, and any other documents filed in connection with the Plan and/or executed or to be executed to effectuate, implement, or consummate the transactions contemplated by the Plan (including the Restructuring Transactions), and all amendments and modifications thereof made in accordance with the Plan and this Combined Order, are hereby approved by this Combined Order; provided that the Debtors, subject to the Restructuring Support Agreement, may make non-material modifications to the Plan, as supplemented by the Plan Supplement, prior to the Effective Date.

9. The documents contained in the Plan Supplement and otherwise entered into in connection with the Plan are integral to the Plan and are approved by the Bankruptcy Court, and the Debtors and the Reorganized Debtors (as applicable) are authorized to take all actions necessary or appropriate under the Plan and the Plan Supplement documents to effectuate the Plan, the Restructuring Transactions and the other transactions contemplated under the Plan.

10. The terms of the Plan, the Plan Supplement, and the exhibits thereto are incorporated herein by reference, and are an integral part of this Combined Order. The terms of the Plan, the Plan Supplement, all exhibits thereto, and all other relevant and necessary documents shall be effective and binding as of the Effective Date. The failure to specifically include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, or any related document in this Combined Order does not diminish or impair the effectiveness or enforceability of such article, section, or provision.

I.	Post-Confirmation Notices

11. The Debtors shall cause to be served (a) a notice of the entry of this Combined Order and occurrence of the Effective Date substantially in form attached hereto as Exhibit B (the “Confirmation Notice”), and (b) a notice of the conversion of the Reorganized Parent substantially in the form attached hereto as Exhibit C (the “Conversion Notice”), upon (i) all parties listed in the creditor matrix maintained by Epiq and (ii) such additional persons and entities as deemed appropriate by the Debtors, no later than five (5) business days after the Effective Date; provided that the Debtors shall make reasonable efforts to locate the proper address of any Entity to whom the Debtors mailed notice of the Combined Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” or “forwarding order expired,”

or similar reason; provided further that no notice of any kind shall be required to be mailed or made upon such parties if such efforts are unsuccessful, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. The Debtors shall cause the Confirmation Notice to be published in the national edition of The Wall Street Journal and the global edition of the Financial Times or another similar newspaper or publication, as the Debtors deem appropriate, within seven (7) business days after the Effective Date.

J.	Objections

12. All objections, responses, statements, reservations of rights, and comments in opposition to the approval of the Disclosure Statement and/or Confirmation of the Plan (whether filed or not filed, formal or informal), other than those withdrawn, waived, settled, resolved prior to the Combined Hearing, or otherwise resolved on the record of the Combined Hearing and/or herein, are hereby overruled. The record of the Combined Hearing is hereby closed.

K.	Good-Faith Proposal of the Plan

13. The Plan has been proposed in good faith and not by any means forbidden by law. In so finding, the Bankruptcy Court has considered the totality of the circumstances of these Chapter 11 Cases. The Plan is the result of extensive, good-faith, and arm’s-length negotiations among the Debtors and their principal constituencies, each of whom shall be deemed to have acted in “good faith” under section 1125(e) of the Bankruptcy Code. The transactions contemplated by the Plan are proposed in good faith, are in the best interests of the Debtors and the Estates, and will serve to maximize value for all stakeholders.

L.	Solicitation

14. The Solicitation Procedures complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, all other provisions of the Bankruptcy Code, and all other applicable non-bankruptcy rules, laws, and regulations.

M.	Good-Faith Solicitation

15. Based on the record before the Bankruptcy Court, the Debtors have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and any other applicable rules, laws, and regulations. Pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, proxyholders, employees, advisors, and attorneys have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under the Plan or the Equity Rights Offering and any previous plan, and, therefore, none of the foregoing parties or individuals, or the Reorganized Debtors have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan, the Equity Rights Offering, and any previous plan.

N.	Acceptance of Plan as Modified

16. Any amendments and modifications to the Plan since the filing thereof, including as reflected herein, and incorporated into and reflected in the Plan, are approved in accordance with section 1127(a) of the Bankruptcy Code and Rule 3019(a) of the Bankruptcy Rules, and do not require additional disclosure or solicitation.

O.	Immediate Binding Effect

17. Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062, or otherwise, this Combined Order is a Final Order and the period in which an appeal must be filed shall commence upon the entry hereof. The terms of this Combined Order, the Plan, and the documents, instruments and transactions contained or described in the Plan and the Plan Supplement (including the Restructuring Transactions Memorandum) shall be immediately effective and enforceable and shall not be stayed pursuant to Bankruptcy Rules 3020(e), 6004(g), 6006(g), 6006(d), or 7062, and shall be deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether Holders of such Claims or Interests have or are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan or herein, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and

Unexpired Leases with the Debtors, and notwithstanding whether or not such Person or Entity: (a) will receive or retain any property, or interest in property, under the Plan; (b) has Filed a Proof of Claim in these Chapter 11 Cases; or (c) failed to vote to accept or reject the Plan, affirmatively voted to reject the Plan, or is conclusively presumed to reject the Plan.

P.	Restructuring Transactions

18. The Debtors and the Reorganized Debtors, as applicable, and each of their officers, members, directors (whether executive directors, non-executive directors, independent directors or otherwise), and managers are authorized to take, or cause to be taken, and may take, all actions as may be necessary or appropriate to consummate and implement the provisions of the Plan prior to, on, and after the Effective Date, including implementing and consummating the transactions set forth in the Restructuring Transactions Memorandum (including the conversion of Reorganized Parent to a limited liability company) and such other actions as may be necessary or appropriate to effectuate a corporate restructuring or reorganization of their respective businesses or to otherwise simplify the overall organizational structure of the Reorganized Debtors. Such restructuring, reorganization or transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, conversion, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, conversion, or dissolution pursuant to applicable law, including the execution and delivery of the New Corporate Governance Documents, and the filing of tax elections; (d) the execution and delivery of the Amended and Restated Credit Documents and entry into the Amended and Restated Credit Facility; (e) the execution and delivery of the Exit Facility Documents and entry into the Exit Facility; (f) pursuant to the Equity Rights Offering Documents, the implementation and consummation of the Equity Rights Offering, the issuance of rights to subscribe for New Common Interests pursuant to the Equity Rights Offering Procedures to the Holders of Unsecured Notes Claims, and the issuance and distribution of the New Common Interests in connection therewith and the Plan; (g) the issuance and distribution of the New Common Interests as set forth in the Plan; and (h) all other actions that the applicable entities determine to be necessary or appropriate, in form and substance acceptable to the Required Consenting Creditors, including (i) converting the Reorganized Parent to a limited liability company as set forth in the Conversion Notice, and (ii) making filings or recordings that may be required by applicable law in connection with such transactions, but in all cases subject to the terms and conditions of the Plan and the Definitive Documents and any required consents or approvals.

19. This Combined Order is and shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize and approve, among other things, the actions and transactions described in paragraph 18 of this Combined Order and all other actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan (including the Restructuring Transactions Memorandum).

20. Each Governmental Unit is hereby authorized to accept any and all documents, mortgages, security agreements, financing statements, and instruments necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Plan (including the Plan Supplement), the Amended and Restated Credit Documents, the Exit Facility Documents, the New Common Interests Documents, the Equity Rights Offering Documents, the New Corporate Governance Documents, and this Combined Order.

Q.	Amended and Restated Credit Documents

21. The Amended and Restated Credit Documents are hereby approved and are essential elements of the Plan, necessary for the consummation thereof, and in the best interests of the Debtors, the Estates, and the Debtors’ stakeholders. The Amended and Restated Credit Documents were negotiated in good faith and at arm’s length and entered into in the Debtors’ exercise of reasonable business judgment for legitimate business purposes. The Debtors have provided sufficient and adequate notice of the material terms of the Amended and Restated Credit Documents.

22. On the Effective Date, the Debtors and the Reorganized Debtors, as applicable, are authorized to execute and deliver, and to consummate the transactions contemplated by or permitted under, the Amended and Restated Credit Documents—including, for the avoidance of doubt, converting the First Lien Claims into the Amended and Restated Loans in accordance with the Restructuring Transactions Memorandum—without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by the Amended and Restated Credit Documents). On the Effective Date, the Amended and Restated Credit Documents shall constitute legal, valid, binding, and authorized indebtedness and obligations of the Reorganized Debtors, enforceable in accordance with their respective terms and such indebtedness and obligations shall not be, and shall not be deemed to be, enjoined or subject to discharge, impairment, release or avoidance under the Plan, this Combined Order or on account of the Confirmation or Consummation of the Plan. The votes of the Holders of Claims in Class 3 to accept the Plan are deemed to be a direction to the First Lien Agent under the First Lien Credit Agreement to effectuate the Restructuring Transactions, including, without limitation, entry into the Amended and Restated Credit Facility (and any transactions related thereto). On and as of the Effective Date, all Holders of Amended and Restated Loans shall be deemed to be parties to the Amended and Restated Credit Documents without the need for execution by such Holders.

23. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Amended and Restated Credit Documents shall: (a) be deemed to be granted; (b) be legal, binding, and enforceable Liens on and security interests in the collateral granted thereunder in accordance with the terms of the Amended and Restated Credit Documents; (c) be deemed automatically perfected on the Effective Date (without any further action being required by the Debtors or the Reorganized Debtors, as applicable, the applicable agent, or any of the applicable lenders), having the priority set forth in the Amended and Restated Credit Documents and subject only to such Liens and security interests as may be permitted under the Amended and Restated Credit Documents; and (d) not be subject to avoidance, recovery, turnover, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Debtors or the Reorganized Debtors, as applicable, and the Entities granted such Liens and security interests are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Combined Order (it being understood that perfection shall occur automatically by virtue of the entry of this Combined Order, and any such filings, recordings, approvals, and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

24. The proceeds of the Amended and Restated Credit Facility may be used by the Reorganized Debtors to make distributions pursuant to the Plan.

R.	Exit Facility Documents

25. The Exit Facility Documents are hereby approved and are essential elements of the Plan, necessary for the consummation thereof, and in the best interests of the Debtors, the Estates, and the Debtors’ stakeholders. The Exit Facility Documents were negotiated in good faith and at arm’s length and entered into in the Debtors’ exercise of reasonable business judgment for legitimate business purposes. The Debtors have provided sufficient and adequate notice of the material terms of the Exit Facility Documents.

26. On the Effective Date, the Debtors and the Reorganized Debtors, as applicable, are authorized to execute and deliver, and to consummate the transactions contemplated by or permitted under, the Exit Facility Documents—including, for the avoidance of doubt, converting all or a portion of the Allowed DIP Claims into the Exit Loans—without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by the Exit Facility Documents). On the Effective Date, the Exit Facility Documents shall constitute legal, valid, binding, and authorized indebtedness and obligations of the Reorganized Debtors, enforceable in accordance with their respective terms and such indebtedness and obligations shall not be, and shall not be deemed to be, enjoined or subject to discharge, impairment, release or avoidance under the Plan, this Combined Order or on account of the Confirmation or Consummation of the Plan.

27. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents shall: (a) be deemed to be granted; (b) be legal, binding, and enforceable Liens on and security interests in the collateral granted thereunder in accordance with the terms of the Exit Facility Documents; (c) be deemed automatically perfected on the Effective Date (without any further action being required by the Debtors or the Reorganized Debtors, as applicable, the applicable agent, or any of the applicable lenders), having the priority set forth in the Exit Facility Documents and subject only to such Liens and security interests as may be permitted under the Exit Facility Documents; and (d) not be subject to avoidance, recovery, turnover, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Debtors or the Reorganized Debtors, as applicable, and the Entities granted such Liens and security interests are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Combined Order (it being understood that perfection shall occur automatically by virtue of the entry of this Combined Order, and any such filings, recordings, approvals, and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

28. The proceeds of the Exit Facility may be used by the Reorganized Debtors to make distributions pursuant to the Plan.

S.	Issuance and Distribution of the New Common Interests

29. On the Effective Date, the Reorganized Parent shall issue or reserve for issuance all of the New Common Interests issued or issuable in accordance with the terms of the Plan, the New Common Interests Documents, the New Corporate Governance Documents, the Equity Rights Offering Documents and the Restructuring Transactions Memorandum, subject to dilution on the terms described in the Plan and the Restructuring Support Agreement. The issuance of the New Common Interests for distribution pursuant to the Plan, New Common Interests Documents, the New Corporate Governance Documents, the Equity Rights Offering Documents and the Restructuring Transactions Memorandum is authorized without the need for further corporate action, and all of the shares of New Common Interests issued or issuable pursuant to the Plan, New Common Interests Documents, the New Corporate Governance Documents, the Equity Rights Offering Documents and the Restructuring Transactions Memorandum shall be duly authorized, validly issued, fully paid, and non-assessable.

30. This Combined Order constitutes (a) the approval by the Bankruptcy Court of the New Common Interests Documents, the New Corporate Governance Documents, the Equity Rights Offering Documents and the Restructuring Transactions Memorandum, and all transactions contemplated thereby and all actions to be taken, undertakings to be made, and obligations to be incurred by the Debtors, the Reorganized Debtors and Holders of the New Common Interests in connection therewith, and (b) authorization by the Bankruptcy Court for the Debtors and the Reorganized Debtors (as applicable) to enter into and execute the New Common Interests Documents, the New Corporate Governance Documents and such other documents as may be required to effectuate the New Common Interests. Executed versions of the New Common Interests Documents and the New Corporate Governance Documents shall be deemed to be valid, binding, and enforceable in accordance with their terms, and each holder of the New Common Interests shall be bound thereby, in each case without the need for execution by any party thereto other than the Reorganized Parent.

T.	Equity Rights Offering

31. The Equity Rights Offering Documents are hereby approved and are essential elements of the Plan, necessary for the consummation thereof, and in the best interests of the Debtors, the Estates, and the Debtors’ stakeholders. The Equity Rights Offering Documents were negotiated in good faith and at arm’s length and entered into in the Debtors’ exercise of reasonable business judgment for legitimate business purposes. The Debtors have provided sufficient and adequate notice of the material terms of the Equity Rights Offering Documents.

32. On the Effective Date, pursuant to the Plan and the Equity Rights Offering Documents, the Debtors shall issue New Common Interests to the Holders of Unsecured Notes Claims as set forth in the Plan and the Equity Rights Offering Documents. Each Holder of Unsecured Notes Claims may exercise either all, a portion of, or none of its rights in exchange for Cash. Such rights are not separately transferrable or detachable from the Unsecured Notes Claims. The Reorganized Parent is authorized to issue the New Common Interests issuable pursuant to such exercise of rights on the Effective Date pursuant to the terms of the Plan and the Equity Rights Offering Documents without the need for further corporate action and all of the shares of New Common Interests issued or issuable pursuant to the Equity Rights Offering Documents shall be duly authorized, validly issued, fully paid and non-assessable.

33. The proceeds of the Equity Rights Offering may be used by the Reorganized Debtors to make distributions pursuant to the Plan and fund general corporate purposes.

U.	Exemption from Securities Laws

34. The offering and sale by the Reorganized Parent of any New Common Interests to the Holders of Unsecured Notes Claims pursuant to the Plan, the Equity Rights Offering, the Equity Rights Offering Backstop Commitment Letter or otherwise in exchange for Claims pursuant to Article III of the Plan may be exempt from the registration requirements of Section 5 of the Securities Act and any other applicable United States, State, or local law requiring registration for the offer or sale of a security, pursuant to section 1145(a) of the Bankruptcy Code. To the extent section 1145(a) of the Bankruptcy Code is not applicable, the Reorganized Parent may rely upon section 4(a)(2) of the Securities Act, and/or any other exemption from registration under the Securities Act. Any and all such New Common Interests offered and sold under the Plan in reliance on the exemption provided by section 1145(a) of the Bankruptcy Code will be freely tradable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(l1) of the Securities Act; (b) compliance with any applicable U.S. federal, state or foreign securities laws, if any, and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities; (c) the restrictions, if any, on the transferability of such Securities in the New Common Interests Documents; and (d) any other applicable regulatory approval.

35. Any and all such New Common Interests (a) offered in reliance on the exemption provided by section 1145 of the Bankruptcy Code and received by recipients who are deemed to be “underwriters” (as such term is defined in section 1145(b) of the Bankruptcy Code) or (b) offered in reliance on the exemption provided by section 4(a)(2) of the Securities Act and/or another exemption from registration under the Securities Act, shall be deemed “restricted securities” that may not be offered, sold, exchanged, assigned, or otherwise transferred unless they are registered under the Securities Act or an exemption from registration under the Securities Act is available and in compliance with any applicable state or foreign securities laws. The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.

V.	Release of Liens and Claims; Cancellation of Existing Agreements and Interests

36. The release, cancellation, termination, extinguishment, and discharge of all Liens, Claims, mortgages, deeds of trust, or other security interests against the assets or property of the Debtors or the Estates described in Article IV.M of the Plan, and the cancellation of all notes, bonds, indentures, certificates, securities, purchase rights, options, warrants, collateral agreements, subordination agreements, or other instruments or documents directly or indirectly evidencing, creating, or relating to any indebtedness or obligations of the Debtors giving rise to any rights or obligations relating to Claims against or Interests in the Debtors described in Article IV.Q of the Plan (subject to the limitations set forth in Article IV.M and Article IV.Q of the Plan ), are necessary to implement the Plan and are hereby approved. Such provisions are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

37. To the fullest extent provided under section 1141 (c) and other applicable provisions of the Bankruptcy Code, except as otherwise provided in the Plan (including, for the avoidance of doubt, the treatment of Class 1 Other Secured Claims, Class 2 Other Priority Claims, and Class 4 General Unsecured Claims in Article III of the Plan), this Combined Order, or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VI of the Plan, all Liens, Claims, mortgages, deeds of trust, or other security interests against the assets or property of the Debtors or the Estates shall be fully and automatically released, canceled, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity. The filing of this Combined Order with any federal, state, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens, Claims and other interests to the extent provided in the immediately preceding sentence. Any Person or Entity holding such Liens, Claims or interests shall, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors.

38. Notwithstanding anything to the contrary in the First Lien Credit Documents or DIP Documents, the bank account with Citizens Bank, N.A. maintained by Epiq Corporate Restructuring LLC (account number ending in 8154) and any funds contained therein (the “ERO Funds”) shall not constitute property of the Debtors’ bankruptcy estates or Collateral (as defined in the First Lien Credit Agreement or the DIP Credit Agreement) and are not subject to any Liens, including but not limited to Prepetition Liens, DIP Liens and Adequate Protection Liens (as defined in the DIP Orders). In the event that the Effective Date does not occur by September 13, 2024 (unless otherwise extended by the Required Consenting Noteholders), the ERO Funds shall be returned to the applicable Convertible Noteholder (as defined in the Equity Rights Offering Documents) as soon as reasonably practicable, but in no event less than five (5) Business Days from such date.

W.	Treatment of Executory Contracts and Unexpired Leases

39. Entry of this Combined Order constitutes an order of the Bankruptcy Court approving the assumption or assumption and assignment, as applicable, of such Executory Contracts or Unexpired Leases as set forth in the Article V of the Plan, pursuant to sections 365(a) and 1123 of the Bankruptcy Code; provided that entry of this Combined Order does not constitute a determination by the Bankruptcy Court that any contract, instrument, release, indenture, or other agreement constitutes an Executory Contract or Unexpired Lease, as applicable, under applicable non-bankruptcy law, with the rights of all parties regarding such matter being fully reserved and preserved in all respects, and the Bankruptcy Court retains jurisdiction pursuant to Article X of the Plan to resolve any matters related to Executory Contracts or Unexpired Leases.

40. Except as set forth in Article V.H. of the Plan, to the extent any provision in any Executory Contract or Unexpired Lease assumed, or assumed and assigned, pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption, or assumption and assignment, of such Executory Contract or Unexpired Lease (including any “change of control” provision) or as a result of any of the Restructuring Transactions (including the conversion of Reorganized Parent to a limited liability company), then such provision shall be deemed unenforceable pursuant to section 365(f) of the Bankruptcy Code such that the transactions contemplated by the Plan (including the Restructuring Transactions) shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during these Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

X.	Discharge, Release, Injunction, and Related Provisions

41. The settlement, release, discharge, exculpation, injunction and related provisions in the Plan are an integral part of and essential to the implementation of the Plan, and approval thereof is warranted. Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan (including, for the avoidance of doubt, the treatment of Class 1 Other Secured Claims, and Class 2 Other Priority Claims, and Class 5 General Unsecured Claims in Article III of the Plan), the Definitive Documents, or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action against the Debtors of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, in each case whether or not: (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan. Subject to the limitations set forth in this paragraph, this Combined Order is a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

42. The Debtor Releases set forth at Article IX.B of the Plan represent a valid exercise of the Debtors’ business judgment. The Third-Party Releases set forth at Article IX.C of the Plan are consensual. The exculpation provisions set forth at Article IX.E of the Plan meet the standard to which fiduciaries are held, and the injunction provisions set forth at Article IX.G of the Plan serve to effectuate both the release and exculpation provisions. Further, the Disclosure Statement and each ballot contain sufficient disclosure of the Third-Party Releases, and the Releasing Parties have consented to the Third-Party Releases. The discharge, compromises, settlements, releases, exculpations, injunctions, and related provisions set forth in the Plan (including Article IX of the Plan) are approved and authorized in their entirety and will be effective immediately and binding on all Persons and Entities on the Effective Date. For the avoidance of doubt, nothing in the Plan shall limit or otherwise release the attorneys for any party in these cases from liability to their respective clients pursuant to rule 1.8(h) of the New York Rules of Professional Conduct.

Y.	Exemption from Stamp or Similar Taxes Pursuant to Section 1146(a) of the Bankruptcy Code

43. To the fullest extent permitted by to section 1146(a) of the Bankruptcy Code, any issuance, transfer, or exchange pursuant to or in connection with the Plan or any of the other Definitive Documents shall not be subject to any Stamp or Similar Tax or governmental assessment in the United States or by any other Governmental Unit, and this Combined Order shall constitute an order and direction to, and shall be deemed to order and direct, the appropriate federal, state or local (domestic or foreign) governmental officials, officers or agents, wherever located and by whomever appointed, to forgo the collection of any such Stamp or Similar Tax or governmental assessment and to accept for filing and recordation instruments or other documents evidencing such action or event without the payment of any such Stamp or Similar Tax or governmental assessment. Such exemption specifically applies, without limitation, to (a) all actions, agreements and documents necessary to evidence and implement the provisions of, transactions contemplated by and the distributions to be made under the Plan and any of the other Definitive Documents (including the Restructuring Transactions); (b) the issuance, distribution, transfer, or exchange of any debt, securities, and/or other interests of the Debtors or the Reorganized Debtors, including the Amended and Restated Loans, the Exit Loans, the New Common Interests, and/or related instruments or documentation; (c) the maintenance, modification, consolidation, termination, refinancing, recording or creation of any security interests, mortgage, deed, trust, and/or Lien; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral, security for any or all of the Amended and Restated Loans, Exit Loans and/or other indebtedness; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any of the Definitive Documents, deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan (including the Restructuring Transactions).

Z.	Provisions Regarding the United States

44. Nothing in this Combined Order or the Plan shall effect a release of any Claim against the Released Parties by the United States Government or any of its agencies or any state and local authority, including, without limitation, any Claim arising under the Internal Revenue Code, the environmental laws, or any criminal laws of the United States or any state and local authority, nor shall anything in this Combined Order or the Plan enjoin the United States or any state or local authority from bringing any Claim, suit, action, or other proceedings against the Released Parties for any liability whatsoever, including, without limitation, any Claim, suit, or action arising under the Internal Revenue Code, the environmental laws, or any criminal laws of the United States or any state or local authority, nor shall anything in this Combined Order or the Plan exculpate any party from any liability to the United States Government or any of its agencies or any state and local authority whatsoever, including any liabilities arising under the Internal Revenue Code, the environmental laws, or any criminal laws of the United States or any state and local authority against the Released Parties; provided, that nothing in this Combined Order or the Plan shall alter any legal or equitable rights or defenses of any Released Party under applicable Law with respect to any such Claim, suit, action, liability, or other proceeding; provided further that nothing in this paragraph shall be deemed to waive, modify, limit or otherwise affect Articles IX.H or XI.L of the Plan or the provisions of sections 525 or 1146(a) of the Bankruptcy Code.

AA.	Provisions Regarding Certain Leases

45. Notwithstanding anything to the contrary in the Plan or this Combined Order, with respect to Debtors’ (i) lease for premises in Los Angeles, California (the “Los Angeles Lease”) with landlord Olive/Hill Street Partners LLC (“Los Angeles Landlord”) and (ii) lease for premises in Denver, Colorado (the “Denver Lease”) with landlord BPREP 707 17TH Street LLC ( “Denver Landlord”), the Los Angeles Landlord and the Denver Landlord may, in the ordinary course, exercise their respective remedies of setoff or recoupment as permitted by (x) the terms of the Los Angeles Lease or the Denver Lease, as applicable, and (y) applicable bankruptcy and non-bankruptcy law.

BB.	Provisions Regarding Partner Contracts

46. Upon the Effective Date, except as otherwise provided in the Plan or the Combined Order, each Executory Contract between a Debtor and a nonprofit institution of higher education (each a “Partner,” and each such Executory Contract, as amended, restated, amended and restated, supplemented, or otherwise modified, a “Partner Contract”) shall be assumed under section 365 of the Bankruptcy Code by the applicable Reorganized Debtor, without the need for any further notice or action, order, or approval of the Bankruptcy Court; provided, however, if a Partner has submitted either a formal or informal objection to the Plan or the Combined Order (each, a “Covered Partner”) alleging a prepetition breach or default under a Partner Contract, or the inability of the Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) thereunder, or any other matter pertaining to assumption thereof, such Partner Contract shall be deemed not assumed, and such Covered Partner shall cooperate with the Reorganized Debtors to resolve such dispute in accordance with the applicable dispute resolution provisions of its Partner Contract; provided, that if the parties cannot resolve such disputes in the manner provided thereunder, this Court shall hear such dispute, and the applicable Partner Contract shall be deemed not assumed, unless or until such dispute is resolved either (a) in accordance with the applicable dispute resolution provisions, or (b) by a Final Order resolving such dispute and authorizing either the assumption or rejection of the Partner Contract. For the avoidance of doubt, each of the parties to a Covered Partner’s disputed Partner Contract shall continue to perform its obligations under such Partner Contract during the foregoing dispute resolution process, and disputes of the type described in this paragraph shall not prevent or delay implementation of the Plan or the occurrence of the Effective Date. Notwithstanding anything to the contrary in the Plan or this Combined Order (a) assumption by the Reorganized Debtors of a Covered Partner’s Partner Contracts shall not effect a release of any General Unsecured Claim or Cure Claim of a Covered Partner against the applicable Debtor or Reorganized Debtor arising prepetition under such Covered Partner’s Partner Contract, and any such Claims shall continue as Claims against the applicable Reorganized Debtor, in each case, unless and until such Claims are settled among the parties or liquidated and paid in the ordinary course and (b) nothing in the Plan, the Combined Order or otherwise shall constitute or be deemed to constitute a waiver or release of any Claims or Causes of Action by the Debtors or Reorganized Debtors against any Covered Partner. For the avoidance of doubt, nothing in this paragraph shall be deemed (a) an implication or admission as to the amount of, basis for, or validity of any Claim against the Debtors or Reorganized Debtors; (b) a waiver of any of the Debtors’ or Reorganized Debtors’ right to dispute any Claim or of any of the Debtors’ claims, counterclaims or defenses, all of which shall vest in the Reorganized Debtors following the Effective Date; or (c) an implication or admission that any particular Claim is of a type specified herein.

CC.	Occurrence of Effective Date

47. The Effective Date shall occur on the date determined by the Debtors, with the consent of the Required Consenting Noteholders, on which the conditions set forth in Article VIII.A of the Plan have been satisfied or, if applicable, waived pursuant to Article VIII.B of the Plan.

DD.	Substantial Consummation

48. “Substantial consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

EE.	Nonseverability of Plan Provisions Upon Confirmation

49. The terms of the Plan, the Plan Supplement, and the exhibits thereto are incorporated herein by reference, and are an integral part of this Combined Order. The terms of the Plan, the Plan Supplement, all exhibits thereto, and all other relevant and necessary documents shall be effective and binding as of the Effective Date. The failure to specifically include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, or any related document in this Combined Order does not diminish or impair the effectiveness of enforceability of such article, section, or provision.

FF.	Waiver of Section 341(a) Meeting and Requirement to File Statements of Assets and Liabilities

50. As of the date of this Combined Order, the requirement that the U.S. Trustee convene a meeting of creditors pursuant to section 341(a) of the Bankruptcy Code is hereby waived.

51. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule, or statement with the Bankruptcy Court or the U.S. Trustee is permanently waived as to any such list, schedule, or statement not filed as of the Confirmation Date.

GG.	Inconsistency

52. In the event of any inconsistency between the Plan (including the Plan Supplement) and this Combined Order, this Combined Order shall govern to the extent of such inconsistency. In the event of an inconsistency between the Plan (without reference to the Plan Supplement) and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in this Combined Order).

HH.	Stay of Confirmation

53. This Combined Order shall take effect immediately and shall not be stayed pursuant to Bankruptcy Rules 3020(e), 6004(h), 6006(d), 6006(g), or 7062.

II.	Miscellaneous

54. Article IX. A of the Plan is hereby amended by deleting “Class 4 General Unsecured Claims” and replacing it with “Class 5 General Unsecured Claims.”

55. The definition of “Exculpated Parties” and “Related Parties” in the Plan are hereby amended as reflected in Exhibit D attached hereto.

56. Articles IV.M and IV.Q of the Plan are hereby amended as reflected in Exhibit D attached hereto.

57. Except as otherwise provided in this Combined Order, if any or all of the provisions of this Combined Order are hereafter reversed, modified, vacated, or stayed by subsequent order of this Bankruptcy Court, or any other court, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken by the Debtors or Reorganized Debtors, as applicable, prior to the effective date of any such reversal, stay, modification, or vacatur of this Combined Order. Any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Combined Order prior to the effective date of any such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Combined Order, the Plan, the Plan Supplement, or any amendments or modifications to the foregoing.

58. Subject to Article II.E of the Plan (including the submission of estimates and invoices by the First Lien Agent and its counsel and the objection procedures set forth therein), the Restructuring Fees and Expenses shall include the reasonable and documented fees, costs, and expenses of the First Lien Agent and its counsel incurred in connection with the negotiation, formulation, preparation, execution, delivery, implementation, consummation and/or enforcement of the Restructuring Support Agreement, the Plan, the other Definitive Documents, the Restructuring Transactions, and the transactions contemplated thereby.

JJ.	Retention of Jurisdiction

59. The Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under or related to the Chapter 11 Cases and the Plan to the fullest extent legally permissible.

KK.	Final Order

60. This Combined Order is a final order and the period within which an appeal must be filed commences upon the entry hereof.

Dated:  New York, New York

 September 9, 2024

/s/ Michael E. Wiles
THE HONORABLE MICHAEL E. WILES UNITED STATES BANKRUPTCY JUDGE

Exhibit A

Plan

LATHAM & WATKINS LLP

1271 Avenue of the Americas

New York, NY 10020

Telephone: (212) 906-1200

Facsimile: (212) 751-4864

George A. Davis

George Klidonas

Anupama Yerramalli

Randall C. Weber-Levine

Scott Yousey

Proposed Counsel to the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
x

In re:	: Chapter 11
:
2U,INC., et al.,	: Case No. 24-11279 (MEW)
:
Debtors.[1]	: (Jointly Administered)
x

SECOND AMENDED JOINT PREPACKAGED PLAN OF REORGANIZATION OF 2U, INC.

AND ITS DEBTOR AFFILIATES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

[1]

The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: 2U, Inc. (5939); edX LLC (8554); 2U GetSmarter, LLC (9643); 2U Harkins Road LLC (N/A); 2U NYC, LLC (N/A); 2U KEIH Holdco, LLC (3837); Critiquelt, Inc. (5532); edX Boot Camps LLC (8904); and 2U GetSmarter (US), LLC (9802). The Debtors’ mailing address is 2345 Crystal Drive, Suite 1100, Arlington, Virginia 22202.

TABLE OF CONTENTS

ARTICLE I. RULES OF INTERPRETATION, COMPUTATION OF TIME, CONSENT RIGHTS, AND DEFINED TERMS		1
A.	Defined Terms	1
B.	Rules of Interpretation; Computation of Time	16
C.	Consent Rights	16

ARTICLE II. ADMINISTRATIVE, DIP FACILITY, AND PRIORITY TAX CLAIMS		17
A.	Administrative Claims	17
B.	DIP Claims	18
C.	Priority Tax Claims	18
D.	United States Trustee Statutory Fees	19
E.	Restructuring Fees and Expenses	19

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS		19
A.	Summary	19
B.	Classification and Treatment of Claims and Interests	20
C.	Special Provision Governing Unimpaired Claims	23
D.	Vacant Classes	23
E.	Controversy Concerning Impairment	23
F.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	23
G.	Subordinated Claims	23
H.	Intercompany Interests and Intercompany Claims	24

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THIS PLAN		24
A.	Substantive Consolidation	24
B.	General Settlement of Claims and Interests	24
C.	Restructuring Transactions	24
D.	Continued Corporate Existence	25
E.	Vesting of Assets in the Reorganized Debtors Free and Clear of Liens and Claims	25
F.	Amended and Restated Credit Documents	26
G.	Exit Facility Documents	26
H.	Equity Rights Offering	27
I.	New Common Interests	28
J.	New Common Interests Documents	28
K.	MIP	28
L.	Exemption from Securities Laws	28
M.	Release of Liens and Claims	29
N.	New Corporate Governance Documents	29
O.	Directors and Officers of the Reorganized Debtors	30
P.	Corporate Action	30
Q.	Cancellation of Existing Agreements and Interests	31
R.	Sources of Consideration for Plan Distributions	32
S.	Authority of the Debtors	33
T.	Continuing Effectiveness of Final Orders	33
U.	Transfers	33

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		33
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	33
B.	Cure of Defaults; Assumption of Executory Contracts and Unexpired Leases	34
C.	Claims Based on Rejection of Executory Contracts and Unexpired Leases	35
D.	Contracts and Leases Entered into After the Petition Date	35
E.	Directors and Officers Insurance Policies	35
F.	Other Insurance Contracts	36
G.	Indemnification Provisions and Reimbursement Obligations	36
H.	Employee Compensation and Benefit Programs	37
I.	Workers’ Compensation Programs	37
J.	Extension of Time to Assume or Reject	37

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		38
A.	Timing and Calculation of Amounts to Be Distributed	38
B.	Disbursing Agent	38
C.	Rights and Powers of Disbursing Agent	38
D.	Special Rules for Distributions to Holders of Disputed Claims and Disputed Interests	39
E.	Delivery of Distributions	39
F.	Means of Cash Payment	40
G.	No Postpetition Interest on Claims	40
H.	Compliance with Tax Requirements	41
I.	Allocation of Plan Distributions Between Principal and Interest	41
J.	Setoffs	41

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED CLAIMS OR INTERESTS		42
A.	Resolution of Disputed Claims	42
B.	No Distributions Pending Allowance	43
C.	Distributions After Allowance	43
D.	Adjustment to Claims Without Objection	44
E.	Disallowance of Claims or Interests	44

ARTICLE VIII. CONDITIONS PRECEDENT TO CONSUMMATION OF THIS PLAN		44
A.	Conditions Precedent to the Effective Date	44
B.	Waiver of Conditions	45
C.	Effect of Non-Occurrence of Conditions to Confirmation or Consummation	46

ARTICLE IX. RELEASE, DISCHARGE, INJUNCTION AND RELATED PROVISIONS		46
A.	Discharge of Claims and Termination of Interests	46
B.	Release by the Debtors	46
C.	Releases by Holders of Claims and Interests	48
D.	Waiver of Statutory Limitations on Releases	49
E.	Exculpation	49
F.	Preservation of Causes of Action	50
G.	Injunction	51
H.	Protection Against Discriminatory Treatment	51
I.	Integral Part of Plan	51

ARTICLE X. RETENTION OF JURISDICTION		52

ARTICLE XI. MISCELLANEOUS PROVISIONS		53
A.	Immediate Binding Effect	53
B.	Substantial Consummation	53
C.	Payment of Statutory Fees; Post-Effective Date Fees and Expenses	53
D.	Conflicts	54
E.	Modification of Plan	54
F.	Revocation or Withdrawal of Plan	54
G.	Successors and Assigns	55
H.	Reservation of Rights	55
I.	Further Assurances	55
J.	Severability	55
K.	Service of Documents	55
L.	Exemption from Stamp or Similar Taxes Pursuant to Section 1146(a) of the Bankruptcy Code	57
M.	Governing Law	57
N.	Tax Reporting and Compliance	57
O.	Schedules	57
P.	No Strict Construction	58
Q.	Entire Agreement	58
R.	Closing of Chapter 11 Cases	58
S.	Votes Solicited in Good Faith	58
T.	2002 Notice Parties	58

SECOND AMENDED JOINT PREPACKAGED PLAN OF REORGANIZATION OF 2U, INC.

AND ITS DEBTOR AFFILIATES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

2U, Inc. and each of the other debtors and debtors-in-possession in the above-captioned cases (collectively, the “Debtors”) jointly propose this Plan for the treatment and resolution of the outstanding Claims against, and Interests in, the Debtors. Capitalized terms used in this Plan and not otherwise defined have the meanings ascribed to such terms in Article I.

Although proposed jointly for administrative purposes, this Plan constitutes a separate Plan for each Debtor for the treatment and resolution of outstanding Claims against, and Interests in each Debtor pursuant to the Bankruptcy Code. Each Debtor is a proponent of this Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of Claims and Interests set forth in Article III shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable. This Plan does not contemplate substantive consolidation of any of the Debtors.

Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, businesses, results of operations, historical financial information, projections, and future operations, as well as a summary and analysis of this Plan and certain related matters, including distributions to be made under this Plan. There also are other agreements and documents, which shall be filed with the Bankruptcy Court, that are referenced in this Plan, the Plan Supplement, or the Disclosure Statement as exhibits and schedules. All such exhibits and schedules are incorporated into and are a part of this Plan as if set forth in full herein. Subject to certain restrictions and requirements set forth in 11 U.S.C. § 1127, Fed. R. Bankr. P. 3019, and the terms and conditions set forth in this Plan, the Debtors reserve the right to alter, amend, modify, revoke, or withdraw this Plan before its substantial consummation.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

ARTICLE I.

RULES OF INTERPRETATION, COMPUTATION OF TIME, CONSENT RIGHTS, AND

DEFINED TERMS

A.	Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

“2025 Notes” means 2U, Inc.’s 2.25% Convertible Senior Notes due 2025 issued pursuant to the 2025 Notes Indenture.

“2025 Notes Indenture” means that certain Indenture, dated as of April 23, 2020 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), by and between 2U, Inc., as issuer, and the Unsecured Notes Indenture Trustee, as trustee.

“2030 Notes” means 2U, Inc.’s 4.50% Senior Unsecured Convertible Notes due 2030 issued pursuant to the 2030 Notes Indenture.

“2030 Notes Indenture” means that certain Indenture, dated as of January 11, 2023 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), by and between 2U, Inc., as issuer, and the Unsecured Notes Indenture Trustee, as trustee.

“A&R First Lien Agent” means Alter Domus (US) LLC, or its duly appointed successor, in its capacity as administrative agent and collateral agent under the Amended and Restated Credit Agreement.

“Accrued Professional Compensation” means, with respect to a particular Professional, an Administrative Claim of such Professional for compensation for services rendered or reimbursement of costs, expenses, or other charges incurred on or after the Petition Date and prior to and including the Effective Date.

“Ad Hoc Noteholder Group” means that certain ad hoc group of Holders of Unsecured Notes Claims represented by the Ad Hoc Noteholder Group Advisors.

“Ad Hoc Noteholder Group Advisors” means Weil, Gotshal & Manges LLP, Houlihan Lokey Capital, Inc., and such other professional advisors as are retained by the Ad Hoc Noteholder Group with the prior written consent of the Debtors.

“Administrative Claim” means a Claim (other than a DIP Claim) for costs and expenses of administration of these Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (i) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Debtors’ Estates and operating businesses; (ii) Allowed Professional Fee Claims; (iii) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code; and (iv) Independent Director Fee Claims.

“Affiliate” means with respect to any specified Entity, any other Entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Entity. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”) as used with respect to any Entity, shall mean the possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such Entity, whether through the ownership of voting securities, by agreement, or otherwise.

“Agents/Trustees” means, collectively, any administrative agent, collateral agent, indenture trustee, floorplan funding agent, or similar Entity under the First Lien Credit Documents, the Unsecured Notes Documents, and the DIP Documents, including any successors thereto and including, without limitation, the First Lien Agent, the Unsecured Notes Indenture Trustee, and the DIP Agent.

“Allowed” means, as to a Claim or an Interest, a Claim or an Interest allowed under the Plan, under the Bankruptcy Code, or by a Final Order, as applicable. For the avoidance of doubt, (i) except with respect to any Claim arising from the rejection of Unexpired Leases by the Debtors, there is no requirement to File a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim under the Plan, and (ii) the Debtors may affirmatively deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law.

“Amended and Restated Credit Agreement” means that certain Amended and Restated Credit Agreement, to be entered into as of the Effective Date, by and between the applicable Reorganized Debtors, the Holders of First Lien Claims, and the administrative agent thereunder (including all appendices, exhibits, schedules, and supplements thereto), which shall amend and restate the First Lien Credit Agreement in its entirety and shall be consistent with the terms of the Amended and Restated Credit Agreement Term Sheet.

“Amended and Restated Credit Agreement Term Sheet” means the term sheet setting forth the terms and conditions of the Amended and Restated Credit Agreement, attached as Annex 2 to the Restructuring Term Sheet.

“Amended and Restated Credit Documents” means the Amended and Restated Credit Agreement together with all other related documents, instruments, and agreements, in each case as supplemented, amended, restated, amended and restated, or otherwise modified from time to time, necessary to effectuate the incurrence of the Amended and Restated Credit Facility.

“Amended and Restated Credit Facility” means a new financing facility consisting of the Amended and Restated Loans.

“Amended and Restated Loans” means $414,300,000 in new first lien term loans to be extended under the Amended and Restated Credit Facility.

“Avoidance Actions” means any and all actual or potential Claims and Causes of Action to avoid or recover a transfer of property or an obligation incurred by the Debtors arising under chapter 5 of the Bankruptcy Code, including sections 502(d), 544, 545, 547, 548, 549, 550, 551, and 553(b) of the Bankruptcy Code and applicable non-bankruptcy law.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code and any Local Bankruptcy Rules of the Bankruptcy Court, in each case, as amended from time to time and applicable to the Chapter 11 Cases.

“Brooklyn Lease” means the Agreement of Lease, dated February 13, 2017, by and between Brooklyn Lessor and 2U NYC, LLC (as amended by the First Amendment to Lease, dated June 3, 2021, and as may be further amended, supplemented, or modified from time to time).

“Brooklyn Lessor” means RFR/K 55 Prospect Owner LLC.

“Business Day” means any day, other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by Law or executive order.

“Cash” means the legal tender of the United States of America.

“Cash Collateral shall have the meaning set forth in the DIP Orders.

“Causes of Action” means any action, claim, cross-claim, third-party claim, cause of action, controversy, dispute, proceeding, demand, right, lien, indemnity, contribution, guaranty, suit, obligation, liability, loss, damage, interest, judgment, account, defense, remedy, offset, power, privilege, license and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), choate, inchoate, reduced to judgment or otherwise whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including, without limitation, under any state or federal securities laws). Causes of Action also includes: (i) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (ii) the right to object to Claims against, or Interests in, a Debtor; (iii) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (iv) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; (v) any state law fraudulent transfer claim; and (vi) any Avoidance Actions.

“Chapter 11 Case(s)” means (i) when used with reference to a particular Debtor, the case under chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court, and (ii) when used with reference to all Debtors, the jointly administered cases for all Debtors.

“Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

“Class” means a category of Holders of Claims or Interests as set forth in Article III pursuant to section 1122(a) of the Bankruptcy Code.

“CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system.

“Combined Hearing” means the combined hearing held by the Bankruptcy Court pursuant to sections 105(d)(2)(B)(vi) and 1128 of the Bankruptcy Code to consider (i) final approval of the Disclosure Statement under sections 1125 and 1126(b) of the Bankruptcy Code and (ii) confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

“Combined Order” means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code and approving the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code.

“Confirmation” means the occurrence of the Confirmation Date.

“Confirmation Date” means the date on which the Bankruptcy Court enters the Combined Order.

“Consenting Creditor Advisors” means, collectively the Consenting Noteholder Advisors and the First Lien Ad Hoc Group Advisors.

“Consenting First Lien Lenders” means the Holders of First Lien Claims that are signatories to the Restructuring Support Agreement, in their capacities as such.

“Consenting Noteholder Advisors” means, collectively, the Ad Hoc Noteholder Group Advisors and the Greenvale Advisors.

“Consenting Noteholders” means Holders of certain of the outstanding Unsecured Notes Claims that are parties to the Restructuring Support Agreement, in their capacities as such.

“Consenting Stakeholders” means, collectively, the Consenting First Lien Lenders and the Consenting Noteholders.

“Consummation” means the occurrence of the Effective Date. “Consummated” shall have the correlative meaning.

“Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

“D&O Liability Insurance Policies” means all insurance policies (including, without limitation, the D&O Tail Policy, any general liability policies, any errors and omissions policies, and, in each case, any agreements, documents, or instruments related thereto) issued at any time and providing coverage for liability of any Debtor’s directors, managers, officers, and proxyholders.

“D&O Tail Policy” means that certain directors’ & officers’ liability insurance policy purchased by the Debtors before the Petition Date, the details of which are set forth in Exhibit C to the Motion of Debtors for Interim and Final Orders (A) Authorizing the Debtors to (I) Pay Prepetition Insurance Programs Obligations and (II) Maintain Their Insurance Programs Postpetition; and (B) Granting Related Relief \Docket No. 11].

“Debtor Release” means the releases given by the Debtors to the Released Parties in Article IX.B.

“Definitive Documents” means, collectively: (i) the Plan and the Plan Supplement; (ii) the Disclosure Statement and the Solicitation Materials, and any motion seeking approval of, and any notices related to, the foregoing; (iii) the Solicitation Procedures Order; (iv) the Combined Order; (v) the DIP Documents; (vi) the New Common Interests Documents; (vii) the Amended and Restated Credit Documents; (viii) the New Corporate Governance Documents; (ix) the First Day Orders; (x) the Lease Rejection Order; (xi) the Exit Facility Documents; and (xii) any other agreement, document, instrument, pleading and/or order entered or entered into, or utilized, in connection with or to implement the Restructuring Transactions (together with any exhibit, amendment, modification or supplement thereto).

“DIP Agent” means the “Administrative Agent” and the “Collateral Agent” (each, as defined in the DIP Credit Agreement), solely in their capacities as administrative agent and collateral agent under the DIP Credit Agreement, and their successors, assigns, or any replacement agents appointed pursuant to the terms of the DIP Credit Agreement, solely in their capacities as administrative agent and collateral agents.

“DIP Claim” means any Claim held by the DIP Lenders or the DIP Agent on account of, arising under, or relating to the DIP Credit Agreement, the DIP Facility, or the DIP Orders, including Claims for all principal amounts outstanding, and any and all fees, interest, expenses, indemnification obligations, reimbursement obligations, and other amounts due under the DIP Documents.

“DIP Commitments” means the commitments in respect of the DIP Facility.

“DIP Credit Agreement” means that certain Debtor-in-Possession Credit and Guaranty Agreement to be entered by and among 2U, Inc., as borrower, the guarantors party thereto, the DIP Agent, and the DIP Lenders (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms) in respect of the DIP Facility.

“DIP Documents” means the DIP Credit Agreement, the other “Credit Documents” as defined in the DIP Credit Agreement, the DIP Orders, and any other agreement, document and/or instrument entered or entered into in connection with any of the foregoing.

“DIP Facility” means a postpetition secured, multi-draw, junior lien debtor-in-possession financing facility, in an aggregate principal amount of up to $64,000,000.00 on the terms of and subject to the conditions set forth in the DIP Credit Agreement.

“DIP Lenders” means the lenders from time to time party to the DIP Credit Agreement.

“DIP Loans” means the loans made under the DIP Facility.

“DIP Orders” means, collectively, the Interim DIP Order and the Final DIP Order.

“Disbursing Agent” means the Reorganized Debtors or any party designated by the Reorganized Debtors, to serve as disbursing agent under this Plan.

“Disclosure Statement” means the disclosure statement in respect of the Plan, including all exhibits, schedules, supplements, modifications, amendments, annexes and attachments thereto, as approved or ratified by the Bankruptcy Court pursuant to sections 1125 and 1126 of the Bankruptcy Code.

“Disputed” means any Claim or an Interest, or any portion thereof, that has not been Allowed but has not been disallowed pursuant to this Plan or a Final Order of the Bankruptcy Court or other court of competent jurisdiction.

“Distribution Record Date” means, other than with respect to publicly held securities, the date for determining which Holders of Claims are eligible to receive distributions under this Plan, which date shall be the Effective Date, subject to Article VI.E of this Plan. For the avoidance of doubt, the Distribution Record Date shall not apply to publicly traded securities, which shall receive distributions, if any, in accordance with the applicable procedures of DTC.

“DTC” means The Depository Trust Company.

“Effective Date” means the date that is a Business Day on which (i) no stay of the Combined Order is in effect and (ii) all conditions precedent to the effectiveness or consummation of this Plan specified in Article VIII have been satisfied or waived in accordance with the terms of Article VIII of this Plan.

“Employee Compensation and Benefit Programs” means, collectively, all employment agreements and severance policies, and all employment, compensation and benefit plans, retention plans, and programs of the Debtors applicable to any of their respective employees or retirees, and any of the employees or retirees of their respective subsidiaries, including, without limitation, all workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, healthcare plans, disability plans, severance plans, incentive plans, life, and accidental death and dismemberment insurance plans, health and welfare plans, 401(k) plans, and pension plans.

“Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

“Equity Rights Offering” means that certain equity rights offering to be consummated by the Reorganized Parent on the Effective Date in accordance with the Equity Rights Offering Documents, pursuant to which the Reorganized Parent shall issue rights to purchase New Common Interests for an aggregate purchase price equal to the Equity Rights Offering Amount at the Plan Discount.

“Equity Rights Offering Amount” means an amount equal to $46,500,000, subject to increase with the consent of the Debtors and the Required Consenting Noteholders.

“Equity Rights Offering Backstop Commitment” means the Equity Rights Offering Backstop Parties’ commitments to purchase up to the full Equity Rights Offering Amount (less the amount to be subscribed for by the Equity Rights Offering Backstop Parties in the Equity Rights Offering in their capacity as Holders of Unsecured Notes Claims) of the New Common Interests at the Plan Discount, pursuant to the terms of the Equity Rights Offering Procedures and in accordance with the Equity Rights Offering Backstop Commitment Letter.

“Equity Rights Offering Backstop Commitment Letter” means that certain backstop commitment letter, dated as of July 24, 2024, entered into by 2U, Inc. and the Equity Rights Offering Backstop Parties, as the same may be amended, restated, or otherwise modified in accordance with its terms and the terms of the Restructuring Support Agreement, and approved by the Bankruptcy Court pursuant to the Equity Rights Offering Backstop Order.

“Equity Rights Offering Backstop Commitment Premium” means an aggregate premium equal to $1,500,000 to be paid in cash to the Equity Rights Offering Backstop Parties in exchange for their commitment to fund the Equity Rights Offering Backstop Commitment.

“Equity Rights Offering Backstop Order” means that certain order entered by the Bankruptcy Court, which may be the Combined Order, approving, among other things, the Equity Rights Offering Backstop Commitment Letter and the Equity Rights Offering Backstop Commitment Premium.

“Equity Rights Offering Backstop Parties” means the parties signatory to the Equity Rights Offering Backstop Commitment Letter (together with their respective successors and permitted assignees), or any fronting bank or other funding agent operating on their behalf, that have agreed severally and not jointly to provide the Equity Rights Offering Backstop Commitment.

“Equity Rights Offering Documents” means, collectively, the Equity Rights Offering Term Sheet, the Equity Rights Offering Backstop Commitment Letter, the Equity Rights Offering Backstop Order, the Equity Rights Offering Procedures, and any other agreements or documents memorializing the Equity Rights Offering, as may be amended, restated, supplemented, or otherwise modified from time to time according to their respective terms.

“Equity Rights Offering Procedures” means those certain rights offering procedures with respect to the Equity Rights Offering as set forth in this Plan.

“Equity Rights Offering Term Sheet” means the term sheet attached as Annex 3 to the Restructuring Term Sheet describing the material terms of the Equity Rights Offering.

“Estate(s)” means, individually, the estate of each of the Debtors and, collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.

“Exculpated Parties” means, collectively: (i) the Debtors; (ii) the Reorganized Debtors; (iii) the Consenting Stakeholders; (iv) the Agents/Trustees; (v) the DIP Lenders; and (vi) with respect to the foregoing clauses (i) through (v), each such Entity’s or Person’s Related Parties.

“Exculpation” means the exculpation provision set forth in Article IX.E.

“Executory Contract” means a contract to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Exhibit” means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement (as such exhibits are amended, modified or otherwise supplemented from time to time).

“Existing Equity Interests” means any issued, unissued, authorized, or outstanding ordinary shares or shares of common stock, preferred stock, or other instrument evidencing an ownership interest in 2U, Inc., whether or not transferable, together with any warrants, equity-based awards, or contractual rights to purchase or acquire such interests at any time and all rights arising with respect thereto that existed immediately before the Effective Date.

“Exit Agent” means the administrative agent and collateral agent under the Exit Facility Credit Agreement.

“Exit Facility” means the secured second lien exit term loan facility that shall be provided on the terms and conditions consistent with the Exit Facility Term Sheet and arising pursuant to the Exit Facility Credit Agreement, proceeds of which shall be available to satisfy Allowed DIP Claims.

“Exit Facility Credit Agreement” means that certain Second Lien Credit and Guaranty Agreement to be entered into in connection with the Exit Facility, to be dated as of the Effective Date, by and among Reorganized Parent, as borrower, the Exit Agent, and the Exit Lenders, which shall be in form and substance consistent with the Exit Facility Term Sheet.

“Exit Facility Documents” means, collectively, the Exit Facility Credit Agreement and all other loan documents, including all other agreements, documents, and instruments delivered or entered into pursuant thereto or in connection therewith (including any guarantee agreements and collateral documentation) (in each case, as amended, restated, modified, or supplemented from time to time), each of which shall, to the extent applicable, contain terms consistent with the Exit Facility Term Sheet.

“Exit Facility Term Sheet” means that certain term sheet that sets forth the principal terms of the Exit Facility, as may be supplemented, amended, or otherwise modified from time to time.

“Exit Lenders” means the lenders party to the Exit Facility Credit Agreement.

“Exit Loans” means loans issued under the Exit Facility Credit Agreement.

“File” or “Filed’ or “Filing” means file, filed or filing with the Bankruptcy Court or its authorized designee in these Chapter 11 Cases.

“Final DIP Order” means the order entered by the Bankruptcy Court authorizing the Debtors to enter into the DIP Credit Agreement and approving, among other things, the DIP Facility, the DIP Commitments, the DIP Loans, the Debtors’ use of Cash Collateral, and the parties’ rights with respect thereto on a final basis (as may be amended, supplemented or modified from time to time).

“Final Order” means as applicable, an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the relevant subject matter, which (i) has not been reversed, stayed, modified, or amended, including any order subject to appeal but for which no stay of such order has been entered, and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, reconsideration or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument, reconsideration or rehearing has been timely taken, or (ii) as to which any appeal that has been taken or any petition for certiorari or motion for reargument, reconsideration or rehearing that has been or may be filed has been withdrawn with prejudice, resolved by the highest court to which the order or judgment was appealed or from which certiorari could be sought, or any request for new trial, reargument, reconsideration or rehearing has been denied, resulted in no stay pending appeal or modification of such order, or has otherwise been dismissed with prejudice; provided, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

“First Day Orders” means any interim or final order of the Bankruptcy Court granting the relief requested in the First Day Pleadings (as may be amended, supplemented or modified from time to time).

“First Day Pleadings” means all material motions, applications, notices and/or other pleadings that the Debtors File or propose to File in connection with the commencement of the Chapter 11 Cases and all orders sought thereby (any of the foregoing as amended, supplemented or modified from time to time), including the First Day Orders.

“First Lien Ad Hoc Group” means that certain ad hoc group of Holders of First Lien Claims represented by the First Lien Ad Hoc Group Advisors.

“First Lien Ad Hoc Group Advisors” means MilbankLLP and FTI Consulting, Inc., and such other professional advisors as are retained by the First Lien Ad Hoc Group with the prior written consent of the Debtors.

“First Lien Agent” means Alter Domus (US) LLC, as administrative agent and collateral agent under the First Lien Credit Documents, or, as applicable, any duly appointed successors, assignees, or delegees thereof.

“First Lien Claim” means any Claim that is a First Lien Revolving Loan Claim or a First Lien Term Loan Claim.

“First Lien Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of June 28,2021 (as amended by that certain First Amendment to Term Loan Credit and Guaranty Agreement, dated as of November 4,2021, and by that certain Extension Amendment and Second Amendment to Credit and Guaranty Agreement, dated as of January 9, 2023, and as further amended, restated, amended and restated, supplemented, or otherwise modified from time to time), by and among 2U, Inc., as borrower, certain subsidiaries of 2U, Inc., as guarantors, the lenders party thereto, and the First Lien Agent.

“First Lien Credit Documents” means the First Lien Credit Agreement together with all other related documents, instruments, and agreements, in each case, as supplemented, amended, restated, amended and restated, or otherwise modified from time to time.

“First Lien Revolving Lenders” means Morgan Stanley Senior Funding, Inc. and Goldman Sachs Lending Partners LLC, solely in their capacities as Revolving Credit Lenders (as defined in the First Lien Credit Agreement).

“First Lien Revolving Lender Advisors” means Allen Overy Shearman Sterling (US) LLP, solely in its capacity as counsel to the First Lien Revolving Lenders.

“First Lien Revolving Loan Claim” means any Claim or Cause of Action derived from, based upon, or arising under the “Revolving Credit Facility” as that term is defined in the First Lien Credit Agreement.

“First Lien Term Loan Claim” means any Claim or Cause of Action derived from, based upon, or arising under the “Term Loan Facility” as that term is defined in the First Lien Credit Agreement.

“General Unsecured Claim” means all Claims (other than Administrative Claims, Priority Tax Claims, DIP Claims, First Lien Claims, Unsecured Notes Claims, Other Secured Claims, and Other Priority Claims) against the Debtors that are non-priority and unsecured, including (for the avoidance of doubt) all Landlord Claims.

“Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

“Greenvale” means Greenvale Capital LLP, on behalf of its funds and/or accounts in their capacities as Holders of Unsecured Notes Claims.

“Greenvale Advisors” means Schulte Roth & Zabel LLP and such other professional advisors as are retained by Greenvale with the prior written consent of the Debtors, in each case, in such advisor’s capacity as an advisor to Greenvale.

“Holder” means any Entity that is the record or beneficial owner of any Claim or Interest, including any nominees, investment managers, investment advisors, sub-advisors, or managers of funds or discretionary accounts that hold, or trustees of trusts that hold, any Claim or Interest.

“HQ Premises Lease” means the Office Lease, dated December 23, 2015, by and between HQ Premises Lessor, 2U Harkins Road LLC (as amended by the First Amendment to Office Lease and Reaffirmation of Guaranty, dated May 27, 2016, the Second Amendment to Office Lease and Reaffirmation of Guaranty, dated October 4, 2017, and the Third Amendment to Office Lease, dated May 14, 2019, and as may be further amended, supplemented, or modified from time to time).

“HQ Premises Lessor” means KCP HARKINS FEE OWNER, LLC.

“Impaired” means, when used in reference to a Claim or Interest, a Claim or Interest that is “impaired” within the meaning of section 1124 of the Bankruptcy Code.

“Indemnification Provisions” means, collectively, each of the provisions in existence immediately prior to the Effective Date (whether in bylaws, certificates of formation or incorporation, board resolutions, employment contracts, or otherwise) whereby any Debtor agrees to indemnify, reimburse, provide contribution or advance fees and expenses to or for the benefit of, defend, exculpate, or limit the liability of, any Indemnified Person.

“Indemnified Person” means each of the Debtors’ or the Reorganized Debtors’ and each of their respective Affiliates’ or subsidiaries’ respective Related Parties.

“Independent Director Fee Claims” means, as of the Effective Date, all reasonable and documented unpaid fees and expenses due to the independent directors of the Debtors pursuant to their respective director agreements with the applicable Debtor entity.

“Insurance Contract” means all insurance policies and all surety bonds and related agreements of indemnity that have been issued at any time to, or provide coverage to, any of the Debtors and all agreements, documents, or instruments relating thereto.

“Intercompany Claim” means any Claim against any of the Debtors held by a Debtor or Non-Debtor Affiliate, other than an Administrative Claim.

“Intercompany Interests” means an Interest in a Debtor held by a Debtor or Non-Debtor Affiliate.

“Interests” means any equity, including all ordinary shares, units, common stock, preferred stock, membership interest, partnership interest, or other instruments evidencing an ownership interest, or equity security (as defined in section 101(16) of the Bankruptcy Code) in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, including, without limitation, equity-based employee incentives, grants, stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares/units, incentive awards, or other instruments issued to employees of the Debtors, to acquire any such interests in a Debtor that existed immediately before the Effective Date (in each case whether or not arising under or in connection with any employment agreement);provided that the foregoing shall not apply to any entitlement to participate in or receive any Interests of the Reorganized Debtors on or following the Effective Date.

“Interim DIP Order” means the order entered by the Bankruptcy Court authorizing the Debtors to enter into the DIP Credit Agreement and approving, among other things, the DIP Facility, the DIP Commitments, the DIP Loans, the Debtors’ use of Cash Collateral, and the parties’ rights with respect thereto on an interim basis (as may be amended, supplemented or modified from time to time).

“Landlord Claims” means the Claims of any lessor related to a lease to which the Debtors are party (including, for the avoidance doubt, any Claims stemming from the rejection of the lessor’s lease pursuant to section 365 of the Bankruptcy Code) which are capped pursuant to section 502(b)(6) of the Bankruptcy Code.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a Governmental Unit or court of competent jurisdiction (including the Bankruptcy Court).

“Lease Rejection Motion” means a motion, which seeks orders providing for the rejection of certain of the Debtors’ Unexpired Leases pursuant to section 365 of the Bankruptcy Code; provided, that the Claims arising from any rejection of Unexpired Leases shall be capped pursuant to section 502(b)(6) of the Bankruptcy Code.

“Lease Rejection Order” means any order of the Bankruptcy Court granting the Lease Rejection Motion and related relief.

“Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code, and, with respect to any property or asset, includes, without limitation, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such property or asset.

“MIP” means a post-emergence equity-based management incentive plan, which plan shall reserve for certain employees, officers and directors of the Reorganized Parent up to ten percent (10%) of New Common Interests on a fully-diluted basis issued on the Effective Date, the structure and terms of which and grants thereunder to be determined in good faith by the New Board in its sole discretion in consultation with the Debtors’ current management team. The individual allocations under the MIP are to be determined based on analysis by an independent compensation consultant in consultation with the Debtors’ current Chief Executive Officer.

“New Board” means the board of directors or managers of Reorganized Parent, which shall consist of the Debtors’ current Chief Executive Officer and other members to be selected by the Required Consenting Noteholders in their sole discretion in consultation with the Debtors.

“New Common Interests” means a single class of new common equity interests of Reorganized Parent to be issued (i) on the Effective Date or (ii) as otherwise permitted pursuant to the Plan and the New Corporate Governance Documents.

“New Common Interests Documents” means any and all documents required to implement, issue, or distribute the New Common Interests, including the Equity Rights Offering Procedures, Equity Rights Offering Backstop Commitment Letter, Equity Rights Offering Backstop Order, and any other agreement, document or instrument delivered or entered into pursuant thereto or in connection therewith.

“New Corporate Governance Documents” means the certificate of incorporation, certificate of formation, bylaws, limited liability company agreements, shareholder agreement (if any), operating agreement, or other similar organizational or formation documents, as applicable, of each of the Reorganized Debtors.

“Non-Debtor Affiliates” means all of the Affiliates of the Debtors, other than the Debtors. “Notice” has the meaning set forth in Article XI.K.

“Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim, an Administrative Claim, a Professional Fee Claim, a Cure Claim, or a DIP Claim.

“Other Secured Claim” means any Secured Claim that is not a First Lien Claim.

“Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, Governmental Unit, or other Entity.

“Petition Date” means the date on which the Debtors commence the Chapter 11 Cases by filing petitions with the Bankruptcy Court.

“Plan” means this Joint Prepackaged Plan Of Reorganization of 2U, Inc. and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code, including all appendices, exhibits, schedules, and supplements thereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), as the same may be amended, supplemented, or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms of the Plan and the Restructuring Support Agreement.

“Plan Discount” means the 30% discount to the Stipulated Equity Value at which the New Common Interests issued through the Equity Rights Offering will be purchased.

“Plan Schedule” means a schedule annexed to this Plan or an appendix to the Disclosure Statement (as amended, modified, or otherwise supplemented from time to time).

“Plan Supplement’ means any supplemental appendix to the Plan, containing certain documents and forms of documents, schedules, and exhibits relevant to the implementation of the Plan, as may be amended modified or supplemented from time to time in accordance with the terms of the Plan and the Restructuring Support Agreement, and the Bankruptcy Code and the Bankruptcy Rules, which shall include, but shall not be limited to: (i) the New Corporate Governance Documents; (ii) the Equity Rights Offering Procedures; (iii) the Amended and Restated Credit Documents; (iv) the Exit Facility Documents; and (v) the Restructuring Transactions Memorandum.

“Prepetition Funded Debt Documents” means, collectively, the First Lien Credit Documents and the Unsecured Notes Documents.

“Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

“Pro Rata” means, unless otherwise specified, the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class.

“Professional’ means any Person or Entity retained by the Debtors in these Chapter 11 Cases pursuant to section 327, 328, 363, and/or 1103 of the Bankruptcy Code (other than an ordinary course professional).

“Professional Fee Claim” means a Claim for Accrued Professional Compensation under sections 327, 328, 329, 330, 331, or 503 of the Bankruptcy Code.

“Professional Fee Escrow Account” means an interest-bearing escrow account in an amount equal to the Professional Fee Reserve Amount established, funded, and maintained by the Reorganized Debtors from Cash on hand existing immediately prior to the Effective Date solely for the purpose of paying in full and in Cash all unpaid Professional Fee Claims as and when such Claims become Allowed.

“Professional Fee Reserve Amount” means the aggregate Accrued Professional Compensation through the Effective Date as estimated by the Professionals in accordance with Article II.A.2(c).

“Proof of Claim” means a proof of Claim Filed against any Debtor in these Chapter 11 Cases.

“Reinstatement’ or “Reinstated” means, with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

“Rejection Damages Claim” mean any Claim arising from the rejection of any Executory Contracts or Unexpired Leases.

“Related Parties” means, with respect to an Entity, each of, and in each case solely in its capacity as such, such Entity’s current and former Affiliates, and such Entity’s and such Affiliates’ current and former members, directors, managers, officers, proxyholders, control persons, investment committee members, special committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds (including any beneficial holders for the account of whom such funds are managed), predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, investment managers, and other professionals and advisors, each in their capacity as such, and any such Person’s or Entity’s respective heirs, executors, estates, and nominees.

“Released Parties” means, collectively, each of, and in each case in its capacity as such: (i) each Debtor; (ii) each Reorganized Debtor; (iii) each Non-Debtor Affiliate; (iv) each of the Debtors’ and Non-Debtor Affiliates’ current and former directors, officers and proxyholders; (v) the Agents/Trustees; (vi) the Consenting Stakeholders; (vii) the DIP Lenders; (viii) if applicable, each Consenting Stakeholder in its capacity as a Holder of Existing Equity Interests; (ix) the Equity Rights Offering Backstop Parties; (x) each of the Releasing Parties; and (xi) with respect to each of the foregoing (i) through (x), each such Entities’ (a) Related Parties and (b) their current and former Affiliates’ Related Parties; provided, that in each case, an Entity shall not be a Released Party if it: (y) elects to opt out of the Releases; or (z) timely Files with the Bankruptcy Court on the docket of these Chapter 11 Cases an objection to the Releases that is not resolved before Confirmation.

“Releases” means collectively the Debtor Release and the Third-Party Release as set forth in Article IX.

“Releasing Parties” means, collectively, each of, and in each case in its capacity as such: (i) each Debtor; (ii) each Reorganized Debtor; (iii) each Non-Debtor Affiliate; (iv) each of the Debtors’ and Non-Debtor Affiliates’ current and former directors, officers and proxyholders; (v) the Agents/Trustees; (vi) the Consenting Stakeholders; (vii) the DIP Lenders; (viii) if applicable, each Consenting Stakeholder in its capacity as a Holder of Existing Equity Interests; (ix) each other Holder of Claims or Interests that is entitled to vote on this Plan and votes to accept this Plan; (x) each other Holder of Claims or Interests that is deemed to reject this Plan and elects to opt into the Releases; and (xi) with respect to each of the foregoing (i) through (x), each such Entities’ current and former Affiliates, and such Entities’ and their current and former Affiliates’ Related Parties; provided, that, for the avoidance of doubt, an Entity described in clauses (ix) through (xi) above shall not be a Releasing Party if it: (y) elects to opt out of the Releases; or (z) timely Files with the Bankruptcy Court on the docket of these Chapter 11 Cases an objection to the Releases that is not resolved before Confirmation; provided further, that, for the avoidance of doubt, any opt-out election made by a Consenting Stakeholder, or Holder of Claims or Interests that is entitled vote on this Plan and votes to accept this Plan, will be void ab initio.

“Reorganized Debtors” means a Debtor, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date, including Reorganized Parent.

“Reorganized Parent” means from and after the Effective Date, 2U, Inc. or such other Entity as may be determined by the Debtors and the Required Consenting Noteholders to be the Debtors’ new corporate parent, as reorganized pursuant to the Plan or as otherwise agreed between the Debtors and the Required Consenting Noteholders.

“Required Consenting Creditors” means, collectively, the Required Consenting First Lien Lenders and the Required Consenting Noteholders.

“Required Consenting First Lien Lenders” has the meaning set forth in the Restructuring Support Agreement.

“Required Consenting Noteholders” has the meaning set forth in the Restructuring Support Agreement.

“Restructuring Fees and Expenses” means all documented fees, costs, and expenses of each of the Consenting Creditor Advisors and the First Lien Revolving Lender Advisors in each case, in connection with the negotiation, formulation, preparation, execution, delivery, implementation, consummation and/or enforcement of the Restructuring Support Agreement, the Plan, the other Definitive Documents, the Restructuring Transactions, and the transactions contemplated hereby and thereby; provided, that notwithstanding anything to the contrary herein, nothing herein shall authorize the payment or reimbursement of any fees and expense of any of the First Lien Revolving Lenders incurred in connection with filing, prosecuting or pursuing any objection, or litigation related to the DIP Facility, the DIP Credit Documents, the use of DIP Collateral (including Cash Collateral), the Restructuring Support Agreement and any of the transactions contemplated under any of the foregoing, including the confirmation and consummation of the Plan.

“Restructuring Support Agreement” means that certain Restructuring Support Agreement (including all exhibits and annexes attached thereto, including the Restructuring Term Sheet) entered into on July 24, 2024 (as amended, amended and restated, modified, or otherwise supplemented from time to time in accordance with the terms thereof), by and among the Debtors, the Consenting Stakeholders, and any subsequent Entity that becomes a party thereto pursuant to the terms thereof, as attached to the Disclosure Statement as Exhibit B.

“Restructuring Term Sheet” means that certain Restructuring Term Sheet (including any schedules, annexes and exhibit attached thereto, each as may be modified in accordance with the terms of the Restructuring Support Agreement) attached as Exhibit A to the Restructuring Support Agreement.

“Restructuring Transactions” means the transactions described in Article IV.C.

“Restructuring Transactions Memorandum” means a document to be included in the Plan Supplement that will set forth the material components of the Restructuring Transactions.

“Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule of certain Executory Contracts and Unexpired Leases, if any, to be rejected by the Debtors pursuant to this Plan.

“Schedule of Retained Causes of Action” means the schedule of Causes of Action that shall vest in the Reorganized Debtors on the Effective Date, which will be contained in the Plan Supplement, and which shall exclude all Claims and Causes of Action released under this Plan.

“SEC” means the Securities and Exchange Commission.

“Secured Claim” means a Claim that is (i) secured by a valid, perfected and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (ii) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

“Securities” means any instruments that qualify under section 2(a)(1) of the Securities Act, including the New Common Interests.

“Securities Act” means the U.S. Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended, and any rules and regulations promulgated thereby.

“Solicitation Materials” means any materials used in connection with the solicitation of votes on the Plan, including the Disclosure Statement and any procedures established by the Bankruptcy Court with respect to solicitation of votes on the Plan pursuant to the Solicitation Procedures Order, and related to the Equity Rights Offering and the Equity Rights Offering Procedures.

“Solicitation Procedures Order” means the order of the Bankruptcy Court approving the Solicitation procedures and scheduling the Combined Hearing, which shall be in form and substance acceptable to the Required Consenting Creditors and the Debtors.

“Stamp or Similar Tax” means any stamp tax, recording tax, conveyance fee, intangible or similar tax, mortgage tax, personal or real property tax, real estate transfer tax, sales tax, use tax, transaction privilege tax (including, without limitation, such taxes on prime contracting and owner-builder sales), privilege taxes (including, without limitation, privilege taxes on construction contracting with regard to speculative builders and owner builders), and other similar taxes or fees imposed or assessed by any Governmental Unit.

“Stipulated Equity Value” means $245,000,000.

“Subordinated Claim” means any Claim subject to subordination under section 510(b) of the Bankruptcy Code. For the avoidance of doubt, Subordinated Claims include any Claims against any Debtors asserted by the plaintiffs in the following lawsuit: Michael Beaumont v. 2U, Inc., et al., 8:24-cv-01723-DLB (D. Md. Jun. 13, 2024).

“Third-Party Release” means the releases given by the Releasing Parties to the Released Parties in Article IX.C.

“Transfer” means sell, assign, loan, issue, pledge, hypothecate, transfer, participate, or otherwise dispose of.

“Unexpired Lease” means a lease to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Unimpaired” means, with respect to a Class of Claims or Interests, a Claim or an Interest that is “unimpaired” within the meaning of section 1124 of the Bankruptcy Code.

“Unsecured Notes” means, collectively, the 2025 Notes and the 2030 Notes.

“Unsecured Notes Claim” means any Claim or Cause of Action on account of the Unsecured Notes or arising under the Unsecured Notes Documents.

“Unsecured Notes Documents” means the Unsecured Notes Indentures together with all other related documents, instruments, and agreements, in each case as supplemented, amended, restated, amended and restated, or otherwise modified from time to time.

“Unsecured Notes Indenture Trustee” means Wilmington Trust, National Association, as indenture trustee under the Unsecured Notes Indentures, or, as applicable, any successors, assignees, or delegees thereof.

“Unsecured Notes Indentures” means, collectively, the 2025 Notes Indenture and the 2030 Notes Indenture.

“Voting and Claims Agent” means Epiq Corporate Restructuring, LLC, in its capacity as solicitation, notice, claims and balloting agent for the Debtors.

B.	Rules of Interpretation; Computation of Time

For purposes herein: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced item shall be substantially in that form or substantially on those terms and conditions; (iii) except as otherwise provided herein, any reference herein to an existing or to be Filed contract, lease, instrument, release, indenture, or other agreement or document shall mean as it may be amended, modified or supplemented from time to time; (iv) any reference to an Entity as a Holder of Claim or Interest includes that Entity’s successors and assigns; (v) unless otherwise specified, all references herein to “Articles”, “Sections”, “Exhibits” and “Plan Schedules” are references to Articles, Sections, Exhibits and Plan Schedules hereof or hereto; (vi) unless otherwise indicated, the words “herein,” “hereof,” “hereunder” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (vii) subject to the provisions of any contract, certificate of incorporation, by-law, instrument, release, indenture, or other agreement or document entered into in connection with this Plan and except as expressly provided in Article VIII.C. the rights and obligations arising pursuant to this Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (viii) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (ix) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan; (x) references to a specific article, section, or subsection of any statute, rule, or regulation expressly referenced herein shall, unless otherwise specified, include any amendments to or successor provisions of such article, section, or subsection; (xi) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (xii) all references to docket numbers of documents Filed in these Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (xiii) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; and (xiv) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to these Chapter 11 Cases, unless otherwise stated. Except as otherwise specifically provided in this Plan to the contrary, references in this Plan to “the Debtors” or to “the Reorganized Debtors” shall mean “the Debtors and the Reorganized Debtors”, as applicable, to the extent the context requires.

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

C.	Consent Rights.

Notwithstanding anything herein to the contrary in this Plan, the Combined Order, or the Disclosure Statement, any and all consent, consultation, and approval rights set forth in the Restructuring Support Agreement and Restructuring Term Sheet, including rights and limitations with respect to the form and substance of any Definitive Document (including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents), shall be incorporated herein by this reference (including to the applicable definitions in Article LA) and be fully enforceable as if stated in full herein.

ARTICLE II.

ADMINISTRATIVE, DIP FACILITY, AND PRIORITY TAX CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III.

A.	Administrative Claims

1.	General Administrative Claims

Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (i) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (ii) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (iii) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction or course of business giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim; (iv) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable; or (v) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

2.	Professional Fee Claims

(a)	Professional Fee Applications

All applications for final allowance of Professional Fee Claims must be Filed and served on the Reorganized Debtors and such other Entities who are designated in the Combined Order no later than thirty (30) days after the Effective Date. The Professional Fee Claims owed to the Professionals shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow Account after such Claims are Allowed by a Final Order. After all Allowed Professional Fee Claims have been paid in full, any excess amounts remaining in the Professional Fee Escrow Account shall be returned to the Reorganized Debtors. To the extent that the funds held in the Professional Fee Escrow Account are unable to satisfy the amount of Allowed Professional Fee Claims owed to the Professionals, the Reorganized Debtors shall pay such amounts within ten (10) Business Days of entry of the order approving such Professional Fee Claims.

Objections to any Professional Fee Claim must be Filed and served on the Reorganized Debtors and the requesting Professional by no later than thirty (30) days after the Filing of the applicable final application for payment of the Professional Fee Claim. Each Holder of an Allowed Professional Fee Claim shall be paid in full in Cash by the Reorganized Debtors, including from the Professional Fee Escrow

Account, within five (5) Business Days after entry of the order approving such Allowed Professional Fee Claim. The Reorganized Debtors shall not commingle any funds contained in the Professional Fee Escrow Account and shall use such funds to pay only the Professional Fee Claims, as and when Allowed by order of the Bankruptcy Court. Notwithstanding anything to the contrary contained in this Plan, the failure of the Professional Fee Escrow Account to satisfy in full the Professional Fee Claims shall not, in any way, operate or be construed as a cap or limitation on the amount of Professional Fee Claims due and payable by the Debtors or the Reorganized Debtors.

(b)	Professional Fee Escrow Account

On the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the benefit of the Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors.

(c)	Professional Fee Reserve Amount

To receive payment for unbilled fees and expenses incurred through the Effective Date, the Professionals shall estimate in good faith their Professional Fee Claims (taking into account any retainers) prior to and as of the Effective Date and shall deliver such estimate to the Debtors at least three (3) calendar days prior to the Confirmation Date. If a Professional does not provide such estimate, the Reorganized Debtors may estimate the unbilled fees and expenses of such Professional; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional. The total amount so estimated as of the Effective Date shall comprise the Professional Fee Reserve Amount.

(d)	Post-Effective Date Fees and Expenses

Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate. Each Reorganized Debtor may employ and pay any post-Effective Date fees and expenses of any professional, including any Professional, in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court, including with respect to any transaction, reorganization, or success fees payable by virtue of the consummation of this Plan or the occurrence of the Effective Date.

B.	DIP Claims

In full and final satisfaction, settlement, release, and discharge of each Allowed DIP Claim, on the Effective Date, each Holder of such Allowed DIP Claim shall receive either (i) its Pro Rata share of Exit Loans under the Exit Facility Credit Agreement, or (ii) such other treatment as to which the Debtors and the Holder of such Allowed DIP Claim will have agreed upon in writing, with the consent of the Required Consenting Noteholders and the Debtors.

C.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. Nothing in the foregoing or otherwise in this Plan shall prejudice the Debtors’ or the Reorganized Debtors’ rights and defenses regarding any asserted Priority Tax Claim.

D.	United States Trustee Statutory Fees

The Debtors and the Reorganized Debtors, as applicable, will pay all fees due and owing to the United States Trustee pursuant to 28 U.S.C. § 1930(a), together with interest, if any, pursuant to 31 U.S.C. Section 3717, for each quarter until the entry of a final decree, or if the cases are dismissed or converted to cases under chapter 7 of the Bankruptcy Code.

E.	Restructuring Fees and Expenses

The Restructuring Fees and Expenses, not previously paid pursuant to the DIP Orders, incurred, or estimated to be incurred, up to and including the Effective Date (or, with respect to necessary post Effective Date activities, after the Effective Date), shall be paid in full in Cash on the Effective Date in accordance with, and subject to, the terms of the Restructuring Support Agreement or the DIP Orders, as applicable, without any requirement to File a fee application with the Bankruptcy Court or without any requirement for Bankruptcy Court review or approval. All Restructuring Fees and Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors and the United States Trustee at least three (3) Business Days before the anticipated Effective Date; provided that such estimates shall not be considered an admission or limitation with respect to such Restructuring Fees and Expenses. On the Effective Date, or as soon as practicable thereafter, final invoices for all Restructuring Fees and Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors and the United States Trustee. Notwithstanding the foregoing, if the Debtors, Reorganized Debtors, or the United States Trustee, as applicable, dispute the reasonableness of any such estimate or invoice, the Debtors, the Reorganized Debtors or the United States Trustee, as applicable, shall submit an objection to such estimate or invoice to the applicable Professional within two (2) Business Days of receipt thereof and the disputed portion of such estimate or invoice shall not be paid until the dispute is resolved.

ARTICLE III.

CLASSIFICATION AND TREATMENT

OF CLASSIFIED CLAIMS AND INTERESTS

A.	Summary

This Plan constitutes a separate plan of reorganization for each Debtor. Except for the Claims addressed in Article II above (or as otherwise set forth herein), all Claims and Interests are placed in Classes for each of the applicable Debtors. For all purposes under this Plan, each Class will exist for each of the Debtors; provided, that any Class that is vacant as to a particular Debtor will be treated in accordance with Article III.D below.

The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including, without limitation, for voting, confirmation, and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. This Plan deems a Claim or Interest to be classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remaining portion of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that any such Claim or Interest is Allowed in that Class and has not been paid, released, disallowed, or otherwise settled prior to the Effective Date.

Summary of Classification and Treatment of Classified Claims and Interests

Class	Claim/Interest	Status	Voting Rights
1.	Other Secured Claims	Unimpaired	Presumed to Accept
2.	Other Priority Claims	Unimpaired	Presumed to Accept
3.	First Lien Claims	Impaired	Entitled to Vote
4.	Unsecured Notes Claims	Impaired	Entitled to Vote
5.	General Unsecured Claims	Unimpaired	Presumed to Accept
6.	Intercompany Claims	Unimpaired or Impaired	Presumed to Accept or Deemed to Reject
7.	Intercompany Interests	Unimpaired or Impaired	Presumed to Accept or Deemed to Reject
8.	Existing Equity Interests	Impaired	Deemed to Reject
9.	Subordinated Claims	Impaired	Deemed to Reject

B.	Classification and Treatment of Claims and Interests

1.	Class 1 — Other Secured Claims

(a)	Classification: Class 1 consists of the Other Secured Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment of its Allowed Other Secured Claim, in full and final satisfaction, settlement, release, and discharge of each Allowed Other Secured Claim, on the Effective Date, each Holder of such Allowed Other Secured Claim shall receive, at the Debtors’ option and subject to the consent of the Required Consenting Creditors (with such consent to not be unreasonably withheld), either (i) payment in full in Cash, (ii) delivery of the collateral securing such Allowed Other Secured Claim, (iii) Reinstatement of such Allowed Other Secured Claim, or (iv) such other treatment rendering such Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)

Voting: Class 1 is an Unimpaired Class, and the Holders of Claims in Class 1 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject this Plan.

2.	Class 2 — Other Priority Claims

(a)	Classification: Class 2 consists of the Other Priority Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment of such Allowed Other Priority Claim, in full and final satisfaction, settlement, release, and discharge of each Allowed Other Priority Claim, on the Effective Date, each Holder of such Allowed Other Priority Claim shall receive treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code.

(c)

Voting: Class 2 is an Unimpaired Class, and the Holders of Claims in Class 2 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject this Plan.

3.	Class 3 — First Lien Claims

(a)	Classification: Class 3 consists of the First Lien Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed First Lien Claim agrees to less favorable treatment of its Allowed First Lien Claim, in full and final satisfaction, settlement, release, and discharge of each Allowed First Lien Claim, on the Effective Date, each Holder of such Allowed First Lien Claim shall receive its Pro Rata share of the Amended and Restated Loans.

(c)	Voting: Class 3 is Impaired, and Holders of Claims in Class 3 are entitled to vote to accept or reject this Plan.

4.	Class 4 — Unsecured Notes Claims

(a)	Classification: Class 4 consists of the Unsecured Notes Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Unsecured Notes Claim agrees to less favorable treatment of its Allowed Unsecured Notes Claim, in full and final satisfaction, settlement, release, and discharge of such Allowed Unsecured Notes Claim, on the Effective Date, each Holder of such Allowed Unsecured Notes Claim shall receive, in accordance with the Restructuring Transactions permitted by permitted by Article IV.C, (i) the right to participate in the Equity Rights Offering in accordance with the Equity Rights Offering Procedures, and (ii) its Pro Rata share of the New Common Interests (subject to dilution on account of the New Common Interests issued pursuant to (A) the MIP and (B) the Equity Rights Offering).

(c)	Voting: Class 4 is Impaired, and Holders of Claims in Class 4 are entitled to vote to accept or reject this Plan.

5.	Class 5 — General Unsecured Claims

(a)	Classification: Class 5 consists of the General Unsecured Claims.

(b)

Treatment: The legal, equitable, and contractual rights of the Holders of Allowed General Unsecured Claims are unaltered by this Plan. Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, on and after the Effective Date, the Reorganized Debtors shall continue to pay each Holder of an Allowed General Unsecured Claim in the ordinary course of business; provided that each Landlord Claim shall be subject to the cap set forth in section 502(b)(6) of the Bankruptcy Code.

(c)

Voting: Class 5 is Unimpaired, and Holders of Claims in Class 5 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 5 are not entitled to vote to accept or reject this Plan.

6.	Class 6 — Intercompany Claims

(a)	Classification: Class 6 consists of all Intercompany Claims.

(b)

Treatment: On the Effective Date, Intercompany Claims shall be, at the option of the applicable Debtor and subject to the consent of the Required Consenting Creditors (with such consent to not be unreasonably withheld), either: (i) Reinstated; or (ii) set off, settled, distributed, contributed, merged, canceled, or released, in each case, in the discretion of the Debtors.

(c)

Voting: Class 6 is either: (i) Unimpaired, in which case the Holders of Claims in Class 6 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code; or (ii) Impaired and not receiving any distribution under this Plan, in which case the Holders of such Claims in Class 6 are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each Holder of a Claim in Class 6 will not be entitled to vote to accept or reject this Plan.

7.	Class 7 — Intercompany Interests

(a)	Classification: Class 7 consists of all Intercompany Interests.

(b)

Treatment: On the Effective Date, Intercompany Interests shall be, at the option of the applicable Debtor and subject to the consent of the Required Consenting Creditors (with such consent to not be unreasonably withheld), either: (i) Reinstated; or (ii) set off, settled, distributed, contributed, merged, canceled, or released, in each case, in the discretion of the Debtors and subject to the consent of the Required Consenting Creditors (with such consent to not be unreasonably withheld).

(c)

Voting: Class 7 is either: (i) Unimpaired, in which case the Holders of Interests in Class 7 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code; or (ii) Impaired and not receiving any distribution under this Plan, in which case the Holders of such Interests in Class 7 are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each Holder of an Interest in Class 7 will not be entitled to vote to accept or reject this Plan.

8.	Class 8 — Existing Equity Interests

(a)	Classification: Class 8 consists of the Existing Equity Interests.

(b)

Treatment: On the Effective Date, all Existing Equity Interests will be canceled, released, and extinguished and will be of no further force and effect. No Holders of such Existing Equity Interests will receive any property or distribution under this Plan.

(c)

Voting: Class 8 is an Impaired Class, and the Holders of Claims in Class 8 are conclusively deemed to have rejected this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 8 are not entitled to vote to accept or reject this Plan.

9.	Class 9 — Subordinated Claims

(a)	Classification: Class 9 consists of the Subordinated Claims.

(b)

Treatment: On the Effective Date, all Subordinated Claims will be canceled, released, and extinguished and will be of no further force and effect. No Holders of such Subordinated Claims will receive any property or distribution under this Plan.

(c)

Voting: Class 9 is an Impaired Class, and the Holders of Claims in Class 9 are conclusively deemed to have rejected this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 9 are not entitled to vote to accept or reject this Plan.

C.	Special Provision Governing Unimpaired Claims

Except as otherwise provided herein, nothing under this Plan shall affect or limit the Debtors’ or the Reorganized Debtors’ rights and defenses (whether legal or equitable) in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

D.	Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed under Bankruptcy Rule 3018 as of the commencement of the Combined Hearing shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.	Controversy Concerning Impairment

If a controversy arises as to whether any Claim or Interest (or any Class of Claims or Interests) are Impaired under this Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or prior to the Confirmation Date.

F.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of this Plan by an Impaired Class. The Debtors request Confirmation of this Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept this Plan pursuant to section 1126(c) of the Bankruptcy Code. The Debtors reserve the right to modify this Plan in accordance with Article XI.E to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

G.	Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under this Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, contract (including the First Lien Credit Agreement), section 510(b) of the Bankruptcy Code, or otherwise.

Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

H.	Intercompany Interests and Intercompany Claims

To the extent Reinstated under this Plan, distributions on account of Intercompany Interests and Intercompany Claims are not being received by Holders of such Intercompany Interests or Intercompany Claims, but rather only for the purposes of administrative convenience. Due to the importance of maintaining the corporate structure for the benefit of Holders that receive New Common Interests, the Reorganized Debtors require flexibility in connection with maintaining the corporate structure. For the avoidance of doubt, any Interest in the Non-Debtor Affiliates owned by a Debtor shall continue to be owned by the applicable Reorganized Debtor, unless otherwise set forth in the Definitive Documents.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THIS PLAN

A.	Substantive Consolidation

This Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. This Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in this Plan; provided, that the Reorganized Debtors may consolidate Allowed Claims on a per Class basis for voting purposes.

B.	General Settlement of Claims and Interests

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies resolved pursuant to this Plan. This Plan shall be deemed a motion to approve the good-faith compromise and settlement of all such Claims, Interests, Causes of Action, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Combined Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, within the range of reasonableness and in the best interests of the Debtors and their Estates. Subject to Article VI. all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final and indefeasible and shall not be subject to avoidance, turnover, or recovery by any other Person.

C.	Restructuring Transactions

Without limiting any rights and remedies of the Debtors or the Reorganized Debtors under this Plan or applicable law, but in all cases subject to the terms and conditions of the Definitive Documents and any consents or approvals required thereunder, the entry of the Combined Order shall constitute authorization for the Reorganized Debtors to take, or to cause to be taken, all actions necessary or appropriate to consummate and implement the provisions of this Plan prior to, on and after the Effective Date, including implementing the transactions set forth in the Restructuring Transactions Memorandum and such other actions as may be necessary or appropriate to effectuate a corporate restructuring of their respective businesses or to otherwise simplify the overall corporate structure of the Reorganized Debtors. Such restructuring may include (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of this Plan and that satisfy the applicable requirements of applicable law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of this Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable law, including the execution and delivery of the New Corporate Governance Documents; (iv) the execution and delivery of the Amended and Restated Credit Documents and entry into the Amended and Restated Credit Facility; (v) the execution and delivery of the Exit Facility Documents and entry into the Exit Facility; (vi) pursuant to the Equity Rights Offering Documents, the implementation and consummation of the Equity Rights Offering, the issuance of rights to subscribe for New Common Interests pursuant to the Equity Rights Offering Procedures to the Holders of Unsecured Notes Claims, and the issuance and distribution of the New Common Interests in connection therewith; (vii) the issuance and distribution of the New Common Interests as set forth in this Plan; and (viii) all other actions that the applicable entities determine to be necessary or appropriate, in form and substance acceptable to the Required Consenting Creditors, including making filings or recordings that may be required by applicable law in connection with such transactions, but in all cases subject to the terms and conditions of this Plan and the Definitive Documents and any consents or approvals required.

The Combined Order shall and shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan.

D.	Continued Corporate Existence

Subject to the Restructuring Transactions permitted by Article IV.C, after the Effective Date, the Reorganized Debtors shall continue to exist as separate legal entities in accordance with the applicable law in the respective jurisdiction in which they are incorporated or formed and pursuant to their respective certificates or articles of incorporation and bylaws, or other applicable organizational documents, in effect immediately prior to the Effective Date, except to the extent such certificates or articles of incorporation and bylaws, or other applicable New Corporate Governance Documents, are amended, restated, or otherwise modified under this Plan. Notwithstanding anything to the contrary herein, the Claims against a particular Debtor or Reorganized Debtor shall remain the obligations solely of such Debtor or Reorganized Debtor and shall not become obligations of any other Debtor or Reorganized Debtor solely by virtue of this Plan or these Chapter 11 Cases.

E.	Vesting of Assets in the Reorganized Debtors Free and Clear of Liens and Claims

Except as otherwise expressly provided in this Plan, the Combined Order, or any other Definitive Document, pursuant to sections 1123(a)(5), 1123(b)(3), 1141(b) and (c), and other applicable provisions of the Bankruptcy Code, on and after the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to this Plan (other than the Professional Fee Escrow Account and any rejected Executory Contracts and/or Unexpired Leases) shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, the Reorganized Debtors may (i) operate their respective businesses; (ii) use, acquire, and dispose of their respective property; and (iii) compromise or settle any Claims, Interests, or Causes of Action, in each case without notice to, supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by this Plan or the Combined Order.

F.	Amended and Restated Credit Documents

On the Effective Date, the Debtors and the Reorganized Debtors, as applicable, shall be authorized to execute and deliver, and to consummate the transactions contemplated by or permitted under, the Amended and Restated Credit Documents—including, for the avoidance of doubt, converting the First Lien Claims into the Amended and Restated Loans—without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by the Amended and Restated Credit Documents). On the Effective Date, the Amended and Restated Credit Documents shall constitute legal, valid, binding, and authorized indebtedness and obligations of the Reorganized Debtors, enforceable in accordance with their respective terms and such indebtedness and obligations shall not be, and shall not be deemed to be, enjoined or subject to discharge, impairment, release or avoidance under this Plan, the Combined Order or on account of the Confirmation or Consummation of this Plan. The votes of the Holders of Claims in Class 3 to accept this Plan shall be deemed to be a direction to the First Lien Agent under the First Lien Credit Agreement to effectuate the Restructuring Transactions, including, without limitation, entry into the Amended and Restated Credit Facility (and any transactions related thereto). On and as of the Effective Date, all Holders of Amended and Restated Loans shall be deemed to be parties to the Amended and Restated Credit Documents without the need for execution by such Holders.

On the Effective Date, all of the Liens and security interests to be granted in accordance with the Amended and Restated Credit Documents shall: (i) be deemed to be granted; (ii) be legal, binding, and enforceable Liens on and security interests in the collateral granted thereunder in accordance with the terms of the Amended and Restated Credit Documents; (iii) be deemed automatically perfected on the Effective Date (without any further action being required by the Debtors or the Reorganized Debtors, as applicable, the applicable agent, or any of the applicable lenders), having the priority set forth in the Amended and Restated Credit Documents and subject only to such Liens and security interests as may be permitted under the Amended and Restated Credit Documents; and (iv) not be subject to avoidance, recovery, turnover, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Debtors, the Reorganized Debtors, as applicable, and the Entities granted such Liens and security interests are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of this Plan and the Combined Order (it being understood that perfection shall occur automatically by virtue of the entry of the Combined Order, and any such filings, recordings, approvals, and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

The proceeds of the Amended and Restated Credit Facility may be used by the Reorganized Debtors to make distributions pursuant to this Plan and fund general corporate purposes.

G.	Exit Facility Documents

On the Effective Date, the Debtors and the Reorganized Debtors, as applicable, shall be authorized to execute and deliver, and to consummate the transactions contemplated by or permitted under, the Exit Facility Documents—including, for the avoidance of doubt, converting all or a portion of the Allowed DIP Claims into the Exit Loans,—without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by the Exit Facility Documents). On the Effective Date, the Exit Facility Documents shall constitute legal, valid, binding, and authorized indebtedness and obligations of the Reorganized Debtors, enforceable in accordance with their respective terms and such indebtedness and obligations shall not be, and shall not be deemed to be, enjoined or subject to discharge, impairment, release or avoidance under this Plan, the Combined Order or on account of the Confirmation or Consummation of this Plan.

On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents shall: (i) be deemed to be granted; (ii) be legal, binding, and enforceable Liens on and security interests in the collateral granted thereunder in accordance with the terms of the Exit Facility Documents; (iii) be deemed automatically perfected on the Effective Date (without any further action being required by the Debtors or the Reorganized Debtors, as applicable, the applicable agent, or any of the applicable lenders), having the priority set forth in the Exit Facility Documents and subject only to such Liens and security interests as may be permitted under the Exit Facility Documents; and (iv) not be subject to avoidance, recovery, turnover, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Debtors, the Reorganized Debtors, as applicable, and the Entities granted such Liens and security interests are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of this Plan and the Combined Order (it being understood that perfection shall occur automatically by virtue of the entry of the Combined Order, and any such filings, recordings, approvals, and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

H.	Equity Rights Offering

On the Effective Date, pursuant to the Plan and the Equity Rights Offering Documents, the Debtors shall issue New Common Interests to the Holders of Unsecured Notes Claims as set forth in this Plan and the Equity Rights Offering Documents. Each Holder of Unsecured Notes Claims may exercise either all, a portion of, or none of its rights in exchange for Cash. Such rights are not separately transferrable or detachable from the Unsecured Notes Claims.

The Reorganized Parent shall be authorized to issue the New Common Interests issuable pursuant to such exercise of rights on the Effective Date pursuant to the terms of this Plan and the Equity Rights Offering Documents.

The Equity Rights Offering is fully backstopped, severally and not jointly, by the Equity Rights Offering Backstop Parties pursuant to the Equity Rights Offering Backstop Commitment Letter and the Restructuring Support Agreement.

New Common Interests issued pursuant to the Equity Rights Offering shall be offered at the Plan Discount and New Common Interests issued pursuant to the Equity Rights Offering Backstop Commitment Letter will be issued at the Plan Discount less the Equity Rights Offering Backstop Commitment Premium. Entry of the Equity Rights Offering Backstop Order shall constitute Bankruptcy Court approval of the Equity Rights Offering, the Equity Rights Offering Backstop Commitment, the Equity Rights Offering Backstop Commitment Premium and the Equity Rights Offering Backstop Commitment Letter (including the transactions contemplated thereby, and all actions to be undertaken, undertakings to be made, and obligations to be incurred by the Reorganized Parent in connection therewith). On the Effective Date, the rights and obligations of the Debtors under the Equity Rights Offering Backstop Commitment Letter shall vest in the Reorganized Debtors, as applicable.

The proceeds of the Equity Rights Offering may be used by the Reorganized Debtors to make distributions pursuant to this Plan and fund general corporate purposes.

When the issuance of New Common Interests pursuant to this Plan and the Equity Rights Offering Documents would otherwise result in the issuance of a number of shares of New Common Interests that is not a whole number, the actual issuance of shares of New Common Interests shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of New Common Interests shall be adjusted as necessary to account for the foregoing rounding.

/.	New Common Interests

On the Effective Date, the Reorganized Parent shall issue or reserve for issuance all of the New Common Interests issued or issuable in accordance with the terms herein, subject to dilution on the terms described herein and in the Restructuring Support Agreement. The issuance of the New Common Interests for distribution pursuant to this Plan are authorized without the need for further corporate or shareholder action, and all of the shares of New Common Interests issued or issuable pursuant to this Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

J.	New Common Interests Documents

On the Effective Date, the Reorganized Parent and the Holders of the New Common Interests shall enter into the New Common Interests Documents in substantially the form included in the Plan Supplement. The New Common Interests Documents shall be deemed to be valid, binding, and enforceable in accordance with their terms, and each Holder of the New Common Interests shall be bound thereby, in each case without the need for execution by any party thereto other than the Reorganized Parent.

K.	MIP

On or around the Effective Date, the New Board shall adopt the MIP, which shall reserve for certain employees, officers and directors of the Reorganized Parent up to ten percent (10%) of New Common Interests on a fully-diluted basis issued on the Effective Date, the structure and terms of which and grants thereunder to be determined by the New Board in its sole discretion in consultation with the Debtors’ current management team. The individual allocations under the MIP are to be determined based on analysis by an independent compensation consultant in consultation with the Debtors’ current Chief Executive Officer.

L.	Exemption from Securities Laws

No registration statement will be filed under the Securities Act, or pursuant to any state securities laws, with respect to the offer and sale of Securities under this Plan. The offering and sale by the Reorganized Parent of any New Common Interests to the Holders of Unsecured Notes Claims pursuant to the Equity Rights Offering, the Equity Rights Offering Backstop Commitment Letter or otherwise in exchange for Claims pursuant to Article III and the Combined Order may be exempt from the registration requirements of Section 5 of the Securities Act and any other applicable United States, State, or local law requiring registration for the offer or sale of a security pursuant to section 1145(a) of the Bankruptcy Code. To the extent section 1145 is not applicable, the Reorganized Parent may rely upon section 4(a)(2) of the Securities Act, and/or any other exemption from registration under the Securities Act. Any and all such New Common Interests offered and sold under the Plan in reliance on the exemption provided by section 1145(a) of the Bankruptcy Code will be freely tradable under the Securities Act by the recipients thereof, subject to: (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(l1) of the Securities Act; (ii) compliance with any applicable U.S. federal, state or foreign securities laws, if any, and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities; (iii) the restrictions, if any, on the transferability of such Securities in the New Common Interests Documents; and (iv) any other applicable regulatory approval. Any and all such New Common Interests (a) offered in reliance on the exemption provided by section 1145 of the Bankruptcy Code and received by recipients who are deemed to be “underwriters” (as such term is defined in section 1145(b) of the Bankruptcy Code) or (b) offered in reliance on the exemption provided by section 4(a)(2) of the Securities Act and/or another exemption from registration under the Securities Act, shall be deemed “restricted securities” that may not be offered, sold, exchanged, assigned, or otherwise transferred unless they are registered under the Securities Act or an exemption from registration under the Securities Act is available and in compliance with any applicable state or foreign securities laws.

The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.

Any transfer agent, or other similarly situated agent, trustee or other non-governmental Person or Entity shall accept and rely upon the Plan and Combined Order in lieu of a legal opinion for purposes of determining whether the initial offer and sale of the New Common Interests were exempt from registration under section 1145(a) of the Bankruptcy Code, and whether the New Common Interests were, under the Plan, validly issued, fully paid and non-assessable.

M.	Release of Liens and Claims

To the fullest extent provided under section 1141(c) and other applicable provisions of the Bankruptcy Code, except as otherwise provided herein or in any contract, instrument, release or other agreement or document entered into or delivered in connection with this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VI. all Liens, Claims, mortgages, deeds of trust, or other security interests against the assets or property of the Debtors or the Estates shall be fully and automatically released, canceled, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity; provided, that the Liens granted to the First Lien Agent pursuant to the First Lien Credit Documents shall remain in full force and effect solely to the extent provided for in this Plan, the Amended and Restated Credit Documents, and the other Definitive Documents. The filing of the Combined Order with any federal, state, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens, Claims and other interests to the extent provided in the immediately preceding sentence. Any Person or Entity holding such Liens, Claims or interests shall, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors.

N.	New Corporate Governance Documents

The respective New Corporate Governance Documents and other organizational documents of each of the Debtors shall be amended and restated or replaced (as applicable) in form and substance acceptable to the Required Consenting Noteholders in their sole discretion in consultation with the Debtors and as necessary to satisfy the provisions of this Plan and the Bankruptcy Code. Such organizational documents shall: (i) to the extent required by section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity securities; (ii) authorize the issuance of New Common Interests in an amount not less than the amount necessary to permit the distributions required or contemplated by this Plan and the issuance of New Common Interests pursuant to the Equity Right Offering; (iii) to the extent necessary or appropriate, include restrictions on the transfer of New Common Interests; and (iv) to the extent necessary or appropriate, include such provisions as may be needed to effectuate and consummate this Plan and the transactions contemplated herein. After the Effective Date, the Reorganized Debtors may, subject to the terms and conditions of the Definitive Documents, amend and restate their respective organizational documents as permitted by applicable law.

O.	Directors and Officers of the Reorganized Debtors

The New Board will initially include the Debtors’ current Chief Executive Officer and other members who will be designated in accordance with the terms of the Restructuring Support Agreement and the New Corporate Governance Documents. The identity of the New Board members will be disclosed in the Plan Supplement at or prior to the Combined Hearing to the extent known at such time. Except to the extent that an existing director of 2U, Inc. is designated to serve on the New Board, the existing directors of 2U, Inc., in their capacities as such, shall be deemed to have resigned or shall otherwise cease to be a director of 2U, Inc. on the Effective Date; provided, that each independent director of the Debtors shall retain his/her respective authority following the Effective Date with respect to matters relating to Professional Fee Claim requests by Professionals acting at his/her respective authority and direction in accordance with the terms of the Plan. Each independent director of the Debtors, in such capacity, shall not have any of his/her respective privileged and confidential documents, communications, or information transferred (or deemed transferred) to the Reorganized Debtors, Reorganized Parent, or any other Entity without such director’s prior written consent.

The existing directors of each of the Debtors’ subsidiaries shall remain in their current capacities as directors of the applicable Reorganized Debtor until replaced or removed in accordance with the organizational documents of the applicable Reorganized Debtors.

The existing officers of the Debtors as of the Effective Date shall remain in their current capacities as officers of the Reorganized Debtors, subject to their right to resign and the ordinary rights and powers of the New Board to remove or replace them in accordance with the New Corporate Governance Documents and any applicable employment agreements that are assumed pursuant to this Plan.

P.	Corporate Action

Each of the Debtors and the Reorganized Debtors may take any and all actions to execute, deliver, File, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of this Plan, including, without limitation, (i) the execution and delivery of the Amended and Restated Credit Documents and the Exit Facility Documents, and entry into the Amended and Restated Credit Facility and Exit Facility; (ii) pursuant to the Equity Rights Offering Documents, the implementation of the Equity Rights Offering, the issuance and distribution of the New Common Interests to the Holders of Unsecured Notes Claims in connection with or pursuant to the Equity Rights Offering Documents; and (iii) the issuance and distribution of the New Common Interests as set forth in this Plan, including the New Corporate Governance Documents, in each case, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers, directors, or proxyholders of the Debtors or the Reorganized Debtors or by any other Person (except for those expressly required pursuant hereto or by the Definitive Documents).

Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to this Plan that would otherwise require approval of the stockholders, directors, officers, proxyholders, managers, members, or partners of the Debtors (as of prior to the Effective Date) shall be deemed to have been so approved and shall be in effect prior to, on, or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the stockholders, directors, officers, proxyholders, managers, members, or partners of the Debtors or the Reorganized Debtors, or the need for any approvals, authorizations, actions, or consents of any Person.

As of the Effective Date, all matters provided for in this Plan involving the legal or corporate structure of the Debtors or the Reorganized Debtors (including, without limitation, the adoption of the New Corporate Governance Documents and similar constituent and organizational documents, and the selection of directors and officers for, each of the Reorganized Debtors), and any legal or corporate action required by the Debtors or the Reorganized Debtors in connection with this Plan, shall be deemed to have occurred and shall be in full force and effect in all respects, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or, other approval or authorization by the stockholders, directors, officers, proxyholders, managers, members or partners of the Debtors or the Reorganized Debtors or by any other Person.

On and after the Effective Date, the appropriate officers of the Debtors and the Reorganized Debtors are authorized to issue, execute, and deliver, and consummate the transactions contemplated by, the contracts, agreements, documents, guarantees, pledges, consents, securities, certificates, resolutions and instruments contemplated by or described in this Plan in the name of and on behalf of the Debtors and the Reorganized Debtors without further notice to or order of the Bankruptcy Court, act, or action under applicable law, regulation, order, or rule or any requirement of further action, vote, or other approval or authorization by any Person or Entity. The secretary and any assistant secretary of the Debtors and the Reorganized Debtors shall be authorized to certify or attest to any of the foregoing actions.

Q.	Cancellation of Existing Agreements and Interests

On the Effective Date, except to the extent otherwise provided in this Plan, the Combined Order, or any other Definitive Document, all notes, bonds, indentures, certificates, securities, purchase rights, options, warrants, collateral agreements, subordination agreements, or other instruments or documents directly or indirectly evidencing, creating, or relating to any indebtedness or obligations of the Debtors giving rise to any rights or obligations relating to Claims against or Interests in the Debtors shall be deemed canceled and surrendered, and the obligations of the Debtors or the Reorganized Debtors, as applicable, and any Non-Debtor Affiliates thereunder or in any way related thereto shall be deemed satisfied in full, released, and discharged; provided that, notwithstanding such cancellation, satisfaction, release, and discharge, anything to the contrary contained in this Plan or the Combined Order, Confirmation or the occurrence of the Effective Date, any such document or instrument that governs the rights, claims, or remedies of the Holder of a Claim or Interest shall continue in effect solely for purposes of: (i) enabling the Holder of such Claim or Interest to receive distributions on account of such Claim or Interest under this Plan as provided herein; (ii) allowing and preserving the rights of the Agents/Trustees and the A&R First Lien Agent to make distributions as specified under this Plan on account of Allowed Claims, as applicable, including allowing the Agents/Trustees and the A&R First Lien Agent to submit invoices for any amount and enforce any obligation owed to them under this Plan to the extent authorized or allowed by the applicable documents; (iii) to permit the Reorganized Debtors and any other Disbursing Agent, as applicable, to make distributions on account of the applicable Claims and/or Interests, as applicable; (iv) preserving the Agents/Trustees’ and the A&R First Lien Agent’s rights, if any, to compensation and indemnification as against any money or property distributable to the Holders of DIP Claims, First Lien Claims and Unsecured Notes Claims, as applicable, including permitting the Agents/Trustees and the A&R First Lien Agent to maintain, enforce, and exercise any priority of payment or charging liens against such distributions each pursuant and subject to the term of First Lien Credit Documents and the DIP Documents, as applicable, as in effect on the Effective Date; (v) preserving all rights, remedies, indemnities, powers, and protections, including rights of enforcement, of the Agents/Trustees and the A&R First Lien Agent against any person, other than a Released Party (including the Debtors, the Reorganized Debtors, and the Non-Debtor Affiliates) and any exculpations of the Agents/Trustees and the A&R First Lien Agent,

provided that the Agents/Trustees and the A&R First Lien Agent shall remain entitled to indemnification or contribution from the Holders of DIP Claims, First Lien Claims, and Unsecured Notes Claims, as applicable, each pursuant and subject to the terms of the DIP Credit Agreement or the applicable Prepetition Funded Debt Documents, as applicable, as in effect on the Effective Date; (vi) permitting the Agents/Trustees and the A&R First Lien Agent, as applicable, to enforce any obligation (if any) owed to them under this Plan; (vii) permitting the Agents/Trustees and the A&R First Lien Agent to appear in these Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court; (viii) permitting the Agents/Trustees and the A&R First Lien Agent to assert any rights with respect to any contingent obligations under the Prepetition Funded Debt Documents or DIP Documents, as applicable; and (ix) permitting the Agents/Trustees and the A&R First Lien Agent to perform any functions that are necessary to effectuate the foregoing; provided, however, that this Article IV.Q shall not apply to any documents securing and governing the Amended and Restated Credit Facility or Exit Facility and shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Combined Order, or this Plan, or the releases of the Released Parties pursuant to Article IX, or result in any expense or liability to the Debtors or the Reorganized Debtors, as applicable, except as expressly provided for in this Plan.

On the Effective Date, the Agents/Trustees, and each of their respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors, will be automatically and fully released and discharged from any further responsibility under the DIP Credit Agreement or the applicable Prepetition Funded Debt Documents, as applicable. The Agents/Trustees, and each of their respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors shall be discharged and shall have no further obligation or liability except as provided in this Plan and the Combined Order, and after the performance by the Agents/Trustees and their representatives and professionals of any obligations and duties required under or related to this Plan or the Combined Order, the Agents/Trustees, and each of their respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors shall be relieved of and released from any obligations and duties arising thereunder. The fees, expenses, and costs of the Agents/Trustees, including fees, expenses, and costs of each of their respective professionals incurred after the Effective Date in connection with DIP Credit Agreement and the applicable Prepetition Funded Debt Documents, as applicable, and reasonable and documented fees, costs, and expenses associated with effectuating distributions pursuant to this Plan, including the fees and expenses of counsel, if any, will be paid in accordance with the terms of this Plan.

R.	Sources of Consideration for Plan Distributions

The Debtors or the Reorganized Debtors, as applicable, shall fund distributions under this Plan with Cash on hand, including Cash from the proceeds of the DIP Facility, and the proceeds from the Equity Rights Offering. The Debtors and the Reorganized Debtors, as applicable, may also make such payments using Cash received from their subsidiaries through their respective consolidated cash management systems and the incurrence of intercompany transactions, but in all cases subject to the terms and conditions of the Definitive Documents. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of this Plan.

From and after the Effective Date, the Reorganized Debtors, subject to any applicable limitations set forth in any post-Effective Date agreement (including the New Corporate Governance Documents, the Amended and Restated Credit Documents, the Exit Facility Documents and the Equity Rights Offering Documents), shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing in accordance with, and subject to, applicable law.

S.	Authority of the Debtors

Effective on the Confirmation Date, the Debtors shall be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary or appropriate to achieve the Effective Date and enable the Reorganized Debtors to implement effectively the provisions of this Plan, the Combined Order, and the Restructuring Transactions.

T.	Continuing Effectiveness of Final Orders

Payment authorization granted to the Debtors under any prior Final Order entered by the Bankruptcy Court shall continue in effect after the Effective Date. Accordingly, the Debtors or the Reorganized Debtors may pay or otherwise satisfy any Claim to the extent permitted by, and subject to, the applicable Final Order without regard to the treatment that would otherwise be applicable to such Claim under this Plan.

U.	Transfers

Unless approved by the Required Consenting Noteholders, no Holder of Unsecured Notes Claims shall, prior to receiving its New Common Interests on the Effective Date pursuant to the Plan (including any New Common Interests received pursuant to the Equity Rights Offering), enter into any written or oral contract, understanding or arrangement to Transfer, directly or indirectly, all or part of its right, title, or interests in the New Common Interests (including issuing or granting any option thereon or right or interest therein); provided, however, that the foregoing restriction shall not apply to the establishment or settlement of any derivative or similar position or security that does not constitute tax ownership or an option to acquire tax ownership for purposes of section 382 of the Internal Revenue Code of 1986, as amended.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided herein, each Executory Contract and Unexpired Lease not previously rejected, assumed, or assumed and assigned pursuant to an order of the Bankruptcy Court shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code except any Executory Contract or Unexpired Lease (i) identified on the Schedule of Rejected Executory Contracts and Unexpired Leases (which shall initially be Filed with the Bankruptcy Court) as an Executory Contract or Unexpired Lease to be rejected, (ii) that is the subject of a separate motion or notice to reject pending as of the Effective Date, or (iii) that previously expired or terminated pursuant to its own terms (disregarding any terms the effect of which is invalidated by the Bankruptcy Code). The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. The Combined Order will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code and effective on the occurrence of the Effective Date; provided that, on the occurrence of the Effective Date, the Restructuring Support Agreement will terminate in accordance with its terms. Each Executory Contract and Unexpired Lease assumed pursuant to this Plan or by Bankruptcy Court order, and not assigned to a third party on or prior to the Effective Date, shall revest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as such terms may have been modified by order of the Bankruptcy Court.

Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to Executory Contracts and Unexpired Leases that have been executed by the Debtors during these Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith. Except as set forth in Article V.H., to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to this Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during these Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

Notwithstanding anything to the contrary in this Plan, the Debtors or the Reorganized Debtors, as applicable, reserve the right to amend or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases in their discretion prior to the Effective Date (or such later date as may be permitted by this Plan), provided that the Debtors shall give prompt notice of any such amendment or supplement to any affected counterparty and such counterparty shall have no less than seven (7) days to object thereto on any grounds. In the event the Debtor reject any Unexpired Lease, the Debtors are authorized to abandon or dispose of any remaining property at or on the subject premises on the applicable lease rejection effective date.

B.	Cure of Defaults; Assumption of Executory Contracts and Unexpired Leases

Any monetary default under an Executory Contract or Unexpired Lease to be assumed pursuant to this Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or in the ordinary course of business, subject to the limitation described below, or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree. In the event of a dispute regarding (i) the amount of any Cure Claim; (ii) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed; or (iii) any other matter pertaining to assumption, the Bankruptcy Court shall hear such dispute prior to the assumption becoming effective; provided that the Debtors or the Reorganized Debtors may settle any such dispute and shall pay any agreed upon cure amount without any further notice to any party or any action, order, or approval; provided, further, that notwithstanding anything to the contrary herein, the Reorganized Debtors reserve the right to reject any Executory Contract or Unexpired Lease previously designated for assumption within forty five (45) days after the entry of a Final Order resolving an objection to assumption. Any payment of a Cure Claim required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order(s) resolving the dispute and approving the assumption and shall not prevent or delay implementation of this Plan or the occurrence of the Effective Date.

Assumption of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise and full payment of any applicable Cure Claim pursuant to this Article V.B shall result in the full release and satisfaction of any Cure Claims, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in these Chapter 11 Cases, including pursuant to the Combined Order, and for which any Cure Claim has been fully paid pursuant to this Article V.B. shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

C.	Claims Based on Rejection of Executory Contracts and Unexpired Leases

Unless otherwise provided by a Bankruptcy Court order, and except as otherwise provided in this section or otherwise in this Plan, any Person or Entity seeking to assert a Rejection Damages Claim must File a Proof of Claim for such Rejection Damages Claim with the Voting and Claims Agent within thirty (30) days of the Effective Date. Any Proofs of Claim arising from Rejection Damages Claims that are not timely Filed shall be automatically disallowed without further order of the Bankruptcy Court. All Allowed Rejection Damages Claims shall constitute General Unsecured Claims and shall be treated in accordance with Article III.B.

D.	Contracts and Leases Entered into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by any Debtor, will be performed by such Debtor or Reorganized Debtor, as applicable, liable thereunder in the ordinary course of business. Accordingly, such contracts and leases (including any Executory Contracts and Unexpired Leases assumed or assumed and assigned pursuant to section 365 of the Bankruptcy Code) will survive and remain unaffected by entry of the Combined Order.

E.	Directors and Officers Insurance Policies

Notwithstanding anything in this Plan to the contrary, each of the D&O Liability Insurance Policies in existence as of the Effective Date (including the D&O Tail Policy) shall be Reinstated and, to the extent applicable, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Combined Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in this Plan, Confirmation of this Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under this Plan as to which no Proof of Claim need be Filed.

In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including the D&O Tail Policy) in effect on the Petition Date, with respect to conduct occurring prior thereto, and all directors, officers, and proxyholders of the Debtors who served in such capacity on or at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors, officers and proxyholders remain in such positions after the Effective Date. The Debtors are further authorized to take such actions, and to execute and deliver such documents, as may be reasonably necessary or appropriate to implement, maintain, cause the binding of, satisfy any terms or conditions of, or otherwise secure for the insureds the benefits of the D&O Tail Policy, without further notice to or order of the Bankruptcy Court or approval or consent of any Person or Entity.

The Debtors and, after the Effective Date, the Reorganized Debtors shall retain the ability to supplement such D&O Liability Insurance Policies as the Debtors or Reorganized Debtors, as applicable, may deem necessary. For the avoidance of doubt, entry of the Combined Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the unexpired D&O Liability Insurance Policies.

F.	Other Insurance Contracts

On the Effective Date, each of the Debtors’ Insurance Contracts in existence as of the Effective Date shall be Reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed by the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code and Article V. Nothing in this Plan shall affect, impair, or prejudice the rights of the insurance carriers, the insureds, or the Reorganized Debtors under the Insurance Contracts in any manner, and such insurance carriers, the insureds, and Reorganized Debtors shall retain all rights and defenses under such Insurance Contracts. The Insurance Contracts shall apply to and be enforceable by and against the insureds and the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Debtors, as existed prior to the Effective Date.

G.	Indemnification Provisions and Reimbursement Obligations

On and as of the Effective Date, the Indemnification Provisions will be assumed and irrevocable and will survive the effectiveness of this Plan. None of the Reorganized Debtors shall amend and/or restate its certificate of incorporation, bylaws, or similar organizational document before or after the Effective Date to terminate or materially adversely affect the rights of Indemnified Persons to receive indemnification, defense, reimbursement, exculpation, and/or limitation of liability of and advancement of fees and expenses, to the fullest extent permitted by Law, against any claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed, or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted. Notwithstanding anything to the contrary herein, the Reorganized Debtors shall not be required to indemnify the Indemnified Persons for any claims or Causes of Action for which indemnification is barred under applicable law, the Debtors’ organizational documents, or applicable agreements governing the Debtors’ indemnification obligations.

For the avoidance of doubt, each Debtor shall continue after the Effective Date, to the fullest extent permitted by applicable Law, to (i) indemnify and hold harmless (and release from any liability to the Debtors), the Indemnified Persons against all D&O Expenses (as defined below), losses, claims, damages, judgments or amounts paid in settlement (collectively, “D&O Costs”) in respect of any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, based on or arising out or relating to the fact that such Indemnified Person is or was a director or officer of any Debtor arising out of acts or omissions occurring on or prior to the Effective Date (a “D&O Indemnifiable Claim”); and (ii) advance to such Indemnified Persons all D&O Expenses incurred in connection with any D&O Indemnifiable Claim (including in circumstances where the party responsible for the indemnification of such claim has assumed the defense of such claim) promptly after receipt of reasonably detailed statements therefor; provided, however, that the Indemnified Person to whom D&O Expenses are to be advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Person is not entitled to indemnification. Any D&O Indemnifiable Claims will continue until such D&O Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such D&O Indemnifiable Claim are fully satisfied. For the purposes of this paragraph, “D&O Expenses” will include attorneys’ fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or participate in any D&O Indemnifiable Claim, but will exclude losses, claims, damages, judgments and amounts paid in settlement (which items are included in the definition of D&O Costs).

On and as of the Effective Date, any of the Debtors’ indemnification obligations with respect to any contract or agreement that is the subject of or related to any litigation against the Debtors or the Reorganized Debtors, as applicable, shall be assumed by the Reorganized Debtors and otherwise remain unaffected by these Chapter 11 Cases; provided that the Reorganized Debtors shall not indemnify the Debtors’ directors for any claims or causes of action for which indemnification is barred: (i) under applicable law, (ii) the Debtors’ organizational documents; or (iii) applicable agreements governing the Debtors’ indemnification obligations.

H.	Employee Compensation and Benefit Programs

Subject to the provisions of this Plan, all Employee Compensation and Benefits Programs (other than awards of stock options, restricted stock, restricted stock units, performance stock units, and other equity awards, including stock rights under any stock purchase plan) shall be treated as Executory Contracts under this Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code. All Proofs of Claim Filed for amounts due under any Employee Compensation and Benefits Program shall be considered satisfied by the applicable agreement and/or program and agreement to assume and cure in the ordinary course as provided in this Plan. All Employee Compensation and Benefits Programs to which contributions are made will be deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code and the Reorganized Debtors reserve all of their rights under such agreements. For the avoidance of doubt, the Debtors and the Reorganized Debtors, as applicable, shall honor all their obligations under section 1114 of the Bankruptcy Code. Notwithstanding any other provision in this Plan, the occurrence of the Effective Date shall be deemed to trigger any applicable change of control, vesting, termination, acceleration, or similar provisions contained in the Employee Compensation and Benefits Programs.

/.	Workers’ Compensation Programs

As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under (i) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate and (ii) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and plans, in each case, for workers’ compensation and workers’ compensation insurance. Any and all Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in this Plan shall limit, diminish, or otherwise alter the Debtors’ or the Reorganized Debtors’ defenses, causes of action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; provided, further, that nothing in this Plan shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable state Law.

J.	Extension of Time to Assume or Reject

Notwithstanding anything to the contrary set forth in Article V, in the event of a dispute as to whether a contract is executory or a lease is unexpired, the right of the Reorganized Debtors to move to assume or reject such contract or lease shall be extended until the date that is ten (10) days after entry of a Final Order by the Bankruptcy Court determining that the contract is executory or the lease is unexpired. The deemed assumption provided for in Article V.A shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the Reorganized Debtors following the Bankruptcy Court’s determination that the contract is executory or the lease is unexpired. Nothing contained in this Plan or the Plan Supplement shall constitute an admission by the Debtors that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Debtors have any liability thereunder.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in this Plan, on the Effective Date (or if a Claim or Interest is not an Allowed Claim or Allowed Interest on the Effective Date, on the date that such Claim or Interest becomes an Allowed Claim or Allowed Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Allowed Interest (as applicable) shall receive the full amount of the distributions that this Plan provides for Allowed Claims or Allowed Interests (as applicable) in the applicable Class; provided that any Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during these Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business.

In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Disputed Interests, distributions on account of any such Disputed Claims or Disputed Interests shall be made pursuant to the provisions set forth in Article VII.

B.	Disbursing Agent.

All distributions under this Plan shall be made by the Disbursing Agent on the Effective Date. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.

C.	Rights and Powers of Disbursing Agent

1.	Powers of the Disbursing Agent.

The Disbursing Agent shall be empowered to: (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (ii) make all distributions contemplated hereby; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2.	Expenses Incurred On or After the Effective Date.

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

D.	Special Rules for Distributions to Holders of Disputed Claims and Disputed Interests.

Except as otherwise agreed by the relevant parties: (i) no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Disputed Interest until all such disputes in connection with such Disputed Claim or Disputed Interest have been resolved by settlement or Final Order; and (ii) any Entity that holds both an Allowed Claim or Allowed Interest and a Disputed Claim or Disputed Interest shall not receive any distribution on the Allowed Claim or Allowed Interest unless and until all objections to the Disputed Claim or Disputed Interest have been resolved by settlement or Final Order or such Claims or Interests have been Allowed or expunged.

E.	Delivery of Distributions

1.	Delivery of Distributions in General

Except as otherwise provided herein, the Disbursing Agent shall make distributions to Holders of Allowed Claims as of the Distribution Record Date, or, if applicable, to such Holder’s designee, as appropriate: (i) at the address for each such Holder as indicated on the Debtors’ records as of the Distribution Record Date (or of a designee designated by a Holder of First Lien Claims or Unsecured Notes Claims, as applicable); (ii) to the signatory set forth on any Proof of Claim Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim is Filed or if the Debtors have not been notified in writing of a change of address); (iii) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors or the applicable Disbursing Agent, as appropriate, after the date of any related Proof of Claim; or (iv) on any counsel that has appeared in these Chapter 11 Cases on the Holder’s behalf; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors.

2.	Delivery of Distributions on Account of DIP Claims

The DIP Agent shall be deemed to be the Holder of any and all DIP Claims for purposes of distributions to be made hereunder, and any distributions on account of such DIP Claims shall be made to the DIP Agent. As soon as practicable following compliance with the requirements set forth in Article VI, the DIP Agent shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of DIP Claims in accordance with the terms of the DIP Documents and this Plan. Notwithstanding anything in this Plan to the contrary and without limiting the exculpation and release provisions of this Plan, the DIP Agent shall not have any liability to any Entity with respect to distributions made or directed to be made by the DIP Agent.

3.	Delivery of Distributions on Account of First Lien Loan Claims

The First Lien Agent shall be deemed to be the Holder of all Allowed First Lien Claims for purposes of distributions to be made hereunder, and all distributions on account of such Allowed Claims shall be made to the First Lien Agent. As soon as practicable following compliance with the requirements set forth in Article VI. if applicable, the First Lien Agent shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of Allowed First Lien Claims in accordance with the terms of the First Lien Credit Agreement and this Plan. Notwithstanding anything in this Plan to the contrary and without limiting the exculpation and release provisions of this Plan, the First Lien Agent shall not have any liability to any Entity with respect to distributions made or directed to be made by the First Lien Agent.

4.	Delivery of Distributions on Account of Unsecured Notes Claims

The Unsecured Notes Indenture Trustee shall be deemed to be the Holder of all Allowed Unsecured Notes Claims for purposes of distributions to be made hereunder, and all distributions on account of such Allowed Claims shall be made to or at the direction of the Unsecured Notes Indenture Trustee. As soon as practicable following compliance with the requirements set forth in Article VI, if applicable, the Unsecured Notes Indenture Trustee shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of Allowed Unsecured Notes Claims in accordance with the terms of the Unsecured Notes Indentures and this Plan. Notwithstanding anything in this Plan to the contrary and without limiting the exculpation and release provisions of this Plan, the Unsecured Notes Indenture Trustee shall not have any liability to any Entity with respect to distributions made or directed to be made by the Unsecured Notes Indenture Trustee.

5.	Minimum Distributions

No fractional shares of New Common Interests shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. Whenever any payment or distribution of a fraction of a dollar or fractional share of New Common Interests under this Plan would otherwise be called for, the actual payment or distribution will reflect a rounding of such fraction to the nearest whole dollar or share of New Common Interests (up or down), with half dollars and half shares of New Common Interests or less being rounded down. The total number of authorized shares of New Common Interests, as applicable, shall be adjusted as necessary to account for the foregoing rounding.

6.	Undeliverable Distributions

If any distribution to a Holder of an Allowed Claim or Allowed Interest made in accordance herewith is returned to the Reorganized Debtors (or their Disbursing Agent) as undeliverable, no further distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder’s then-current address or other necessary information for delivery, at which time such undelivered distribution shall be made to such Holder within ninety (90) days of receipt of such Holder’s then-current address or other necessary information; provided that any such undelivered distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six (6) months from the later of (i) the Effective Date and (ii) the date of the initial attempted distribution. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable non-bankruptcy escheat, abandoned, or unclaimed property laws to the contrary), and the right, title, and interest of any Holder to such property or interest in property shall be discharged and forever barred.

F.	Means of Cash Payment

Payments of Cash made pursuant to this Plan shall be in U.S. dollars and shall be made, at the option of the Debtors or the Reorganized Debtors (as applicable), by checks drawn on, or wire transfer from, a domestic bank selected by the Debtors or the Reorganized Debtors. Cash payments to foreign creditors may be made, at the option of the Debtors or the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

G.	No Postpetition Interest on Claims

Unless otherwise specifically provided for in this Plan, the Combined Order or Final Order of the Bankruptcy Court, or required by applicable bankruptcy law (including, without limitation, as required pursuant to section 506(b) or section 511 of the Bankruptcy Code), postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date on any Claim.

H.	Compliance with Tax Requirements

In connection with this Plan and all distributions hereunder, the Reorganized Debtors or other applicable Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder and all related agreements shall be subject to any such withholding and reporting requirements. The Reorganized Debtors or other applicable Disbursing Agent shall have the right, but not the obligation, to take any and all actions that may be necessary or appropriate to comply with such applicable withholding and reporting requirements, including (i) withholding distributions and amounts therefrom pending receipt of information necessary to facilitate such distributions, including properly executed withholding certification forms, and (ii) in the case of a non-Cash distribution that is subject to withholding, withholding an appropriate portion of such property and either liquidating such withheld property to generate sufficient funds to pay applicable withholding taxes (or reimburse the distributing party for any advance payment of the withholding tax) or pay the withholding tax using its own funds and retain such withheld property. Notwithstanding any provision in this Plan to the contrary, all Persons holding Claims or Interests shall be required to provide any information necessary to effect information reporting and the withholding of such taxes (or establish eligibility for an exclusion for the withholding of taxes), and each Holder of an Allowed Claim or an Allowed Interest will have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding, and other tax obligations, on account of such distribution. Any amounts withheld or reallocated pursuant to this Article VI.H. shall be treated as if distributed to the Holder of the Allowed Claim or Allowed Interest.

Any Person or Entity entitled to receive any property as an issuance or distribution under this Plan shall, upon request, deliver to the applicable Reorganized Debtor or other applicable Disbursing Agent, or such other Person designated by the Reorganized Debtor or the Disbursing Agent, an IRS Form W-9 or, if the payee is a foreign Person or Entity, an applicable IRS Form W-8, or any other forms or documents reasonably requested by a Reorganized Debtor or Disbursing Agent to reduce or eliminate any withholding required by any applicable Governmental Unit.

The Reorganized Debtors reserve the right to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, Liens, and encumbrances.

/.	Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law (as reasonably determined by the Reorganized Debtors), be allocated for U.S. federal income tax purposes to the principal amount of the Claim first and then, to the extent that the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

J.	Setoffs

Without altering or limiting any of the rights and remedies of the Debtors and the Reorganized Debtors under section 502(d) of the Bankruptcy Code, all of which rights and remedies are hereby reserved, the Debtors and the Reorganized Debtors may, but shall not be required to, withhold (but not setoff except as set forth below) from the distributions called for hereunder on account of any Allowed Claim an amount equal to any Claims, Causes of Action and litigation Claims of any nature that the Debtors or the

Reorganized Debtors may hold against the Holder of any such Allowed Claim; provided, that, at least ten (10) days prior to effectuating such withholding, the Debtors or the Reorganized Debtors, as applicable, shall provide written notice thereof to the applicable Holder of such Claim, and all objections and defenses of such Holder to such withholding are preserved. In the event that any such claims or Causes of Action are adjudicated by Final Order or otherwise resolved against the applicable Holder, the Debtors and the Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), the amount of such adjudicated or resolved claims or Causes of Action. Neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claims or Causes of Action, all of which are reserved unless expressly released or compromised pursuant to this Plan or the Combined Order.

ARTICLE VII.

PROCEDURES FOR RESOLVING CONTINGENT,

UNLIQUIDATED AND DISPUTED CLAIMS OR INTERESTS

A.	Resolution of Disputed Claims

1.	Allowance of Claims and Interests

After the Effective Date, and except as otherwise provided in this Plan, the Reorganized Debtors shall have and shall retain any and all available rights and defenses that the Debtors had with respect to any Claim or Interest immediately prior to the Effective Date, including, without limitation, the right to assert any objection to Claims based on the limitations imposed by section 502 of the Bankruptcy Code. The Debtors and the Reorganized Debtors may contest the amount and validity of any Disputed Claim, Disputed Interest, or contingent or unliquidated Claim in the ordinary course of business in the manner and venue in which such Claim would have been determined, resolved or adjudicated if these Chapter 11 Cases had not been commenced.

2.	Proofs of Claim

Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Allowed General Unsecured Claims under this Plan and as otherwise required by this Plan, Holders of Claims need not File Proofs of Claim (except as required for Rejection Damages Claims as set forth in Article V.C). and the Reorganized Debtors and the Holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims in the ordinary course of business as if these Chapter 11 Cases had not been commenced except that (unless expressly waived pursuant to this Plan) the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable. All Proofs of Claim Filed in these Chapter 11 Cases shall be considered objected to and Disputed without further action by the Debtors. Upon the Effective Date, all Proofs of Claim Filed against the Debtors, regardless of the time of filing, and including Proofs of Claim Filed after the Effective Date, shall be deemed withdrawn and expunged, other than as provided below. Notwithstanding anything in this Plan to the contrary, disputes regarding the amount of any Cure Claim pursuant to section 365 of the Bankruptcy Code and Claims that the Debtors seek to have determined by the Bankruptcy Court, shall in all cases be determined by the Bankruptcy Court.

Any Person or Entity seeking to assert a Rejection Damages Claim must File a Proof of Claim in accordance with Article V.C of this Plan. For the avoidance of doubt, with respect to any Claims that are not Rejection Damages Claims, there is no requirement to File a Proof of Claim (or move the Bankruptcy

Court for allowance) to be an Allowed Claim, as applicable, under this Plan. Except with respect to Proofs of Claim Filed on account of Rejection Damages Claims in accordance with Article V.C, all Proofs of Claim Filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Prosecution of Objections to Claims

After the Confirmation Date but before the Effective Date, the Debtors, and after the Effective Date, the Reorganized Debtors shall have the sole authority to File objections to Claims or Interests and settle, compromise, withdraw or litigate to judgment objections to any and all such Claims or Interests, regardless of whether such Claims or Interests are in an Unimpaired Class or otherwise. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim or Disputed Interest without any further notice to or action, order or approval of the Bankruptcy Court.

4.	Claims Estimation

After the Confirmation Date but before the Effective Date, the Debtors, and after the Effective Date, the Reorganized Debtors, may at any time request that the Bankruptcy Court estimate any Disputed Claim, Disputed Interest, or contingent or unliquidated Claim pursuant to applicable law, including, without limitation, section 502(c) of the Bankruptcy Code, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any such Claim or Interest, whether for allowance or to determine the maximum amount of such Claim or Interest, including during the litigation concerning any objection to any Claim or Interest or during the pendency of any appeal relating to any such objection. All of the aforementioned objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims and Interests may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court. The rights and objections of all parties are reserved in connection with any such estimation.

B.	No Distributions Pending Allowance

Notwithstanding any other provision of this Plan to the contrary, no payments or distributions of any kind or nature shall be made with respect to all or any portion of a Disputed Claim or Disputed Interest unless and until all objections to such Disputed Claim or Disputed Interest have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim or Disputed Interest has become an Allowed Claim or Allowed Interest, as applicable, pursuant to a Final Order.

C.	Distributions After Allowance

To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of this Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Interest becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under this Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest.

D.	Adjustment to Claims Without Objection

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged by the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

E.	Disallowance of Claims or Interests

All Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (i) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (ii) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

ARTICLE VIII.

CONDITIONS PRECEDENT TO CONSUMMATION OF THIS PLAN

A.	Conditions Precedent to the Effective Date.

It shall be a condition to Consummation of this Plan that the following conditions shall have been satisfied or waived in writing pursuant to the provisions of Article VIII.B.

1. The Restructuring Support Agreement shall not have been terminated as to the Required Consenting Noteholders or Required Consenting First Lien Lenders, and shall be in full force and effect;

2. The Bankruptcy Court shall have entered the DIP Orders by the applicable milestones in the DIP Credit Agreement and Restructuring Support Agreement, which orders shall not have been reversed, stayed, amended, modified, dismissed, vacated or reconsidered;

3. The Bankruptcy Court shall have entered the Combined Order by the applicable milestone in the DIP Credit Agreement and Restructuring Support Agreement, and such Combined Order shall not have been reversed, stayed, amended, modified, dismissed, vacated or reconsidered;

4. The Bankruptcy Court shall have entered the Equity Rights Offering Backstop Order by the applicable milestone in the DIP Credit Agreement and Restructuring Support Agreement, and such order shall not have been reversed, stayed, amended, modified, dismissed, vacated, or reconsidered;

5. The Equity Rights Offering Backstop Commitment Letter shall provide for backstopped commitments of not less than $46,500,000 and shall remain in full force and effect and shall not have been terminated pursuant to its terms;

6. The Equity Rights Offering shall have been conducted, in all material aspects, in accordance with the Equity Rights Offering Procedures, and the cash proceeds thereof (including the funding of the Equity Rights Offering Backstop Commitment) shall equal not less than $46,500,000;

7. All conditions precedent to the effectiveness of the Amended and Restated Credit Agreement shall have been satisfied or waived in accordance with the terms thereof, and such agreement shall be in full force and effect;

8. All accrued but unpaid interest under the First Lien Credit Agreement as of the Effective Date shall have been paid in full in Cash at the rates set forth in the DIP Orders;

9. All conditions precedent to the effectiveness of the Exit Facility Credit Agreement shall have been satisfied or waived in accordance with the terms thereof, and such agreement shall be in full force and effect;

10. All Restructuring Fees and Expenses shall have been paid in full in Cash;

11. The Definitive Documents (a) shall be consistent with the Restructuring Term Sheet and the Restructuring Support Agreement and otherwise approved by the applicable parties thereto consistent with their respective consent and approval rights as set forth in the Restructuring Support Agreement, (b) shall have been executed or deemed executed and delivered by each party thereto, and any conditions precedent related thereto shall have been satisfied or waived by the applicable party thereto, and (c) to the extent applicable, shall be adopted by the applicable Entity on terms consistent with the Restructuring Support Agreement and the Restructuring Term Sheet;

12. All governmental and third-party approvals and consents necessary, if any, in connection with the transactions contemplated by the Restructuring Transactions, Restructuring Term Sheet and the Restructuring Support Agreement shall have been obtained, not subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired without action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on such transactions;

13. The Bankruptcy Court shall have entered the Lease Rejection Order by the applicable milestones in the DIP Credit Agreement and Restructuring Support Agreement, which order shall not have been reversed, stayed, amended, modified, dismissed, vacated or reconsidered;

14. No action shall have been taken by any Governmental Unit that has had a material adverse effect on the business or results of operations of any of the Debtors taken as a whole, provided that any change in law, regulation, sub-regulatory guidance or condition generally that impacts the educational industry in which any of the Debtors operate shall not in and of itself constitute a material adverse effect; and

15. The Debtors shall have implemented the Restructuring Transactions and all transactions contemplated by the Restructuring Term Sheet in a manner consistent with the Restructuring Support Agreement, the Restructuring Term Sheet, and the Plan, in each case, subject to the consent rights set forth in the Restructuring Support Agreement.

B.	Waiver of Conditions

Subject to section 1127 of the Bankruptcy Code, the conditions to Confirmation and Consummation of this Plan set forth in this Article VIII may be waived by the Debtors with the consent of (x) the Required Consenting Noteholders, (y) solely with respect to the conditions set forth in clauses (1), (2), (3), (7), (8) but only to the extent the terms thereof are materially inconsistent with the terms of the Amended and Restated Credit Agreement Term Sheet, (9) but only with respect to the payment of the Restructuring Fees and Expenses of the First Lien Ad Hoc Group Advisors, (10) but only with respect to those Definitive Documents over which the Required Consenting First Lien Lenders have consent rights under the Restructuring Support Agreement, (11), (12), (13) and (14), with the consent of the Required Consenting First Lien Lenders, in each case, with such consent rights being exercised in accordance with the Restructuring Support Agreement, or (z) solely with respect to the conditions set forth in clause (9) but only with respect to the payment of the Restructuring Fees and Expenses of the First Lien Revolving Lender Advisors, with the consent of the First Lien Revolving Lenders.

C.	Effect of Non-Occurrence of Conditions to Confirmation or Consummation

If the Confirmation or the Consummation of this Plan does not occur with respect to one or more of the Debtors, then this Plan shall, with respect to such applicable Debtor or Debtors, be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any claims by or Claims against or Interests in the Debtors; (ii) prejudice in any manner the rights of the Debtors, any Holders or any other Person or Entity; (iii) constitute an Allowance of any Claim or Interest; or (iv) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Person or Entity in any respect.

ARTICLE IX.

RELEASE, DISCHARGE, INJUNCTION AND RELATED PROVISIONS

A.	Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in this Plan (including, for the avoidance of doubt, the treatment of Class 4 General Unsecured Claims in Article III of this Plan), the Definitive Documents, or in any contract, instrument, or other agreement or document created or entered into pursuant to this Plan, the distributions, rights, and treatment that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action against the Debtors of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (iii) the Holder of such a Claim or Interest has accepted this Plan. Subject to the limitations set forth in this paragraph, the Combined Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

B.	Release by the Debtors

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS PLAN OR THE COMBINED ORDER, PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, AS OF THE EFFECTIVE DATE, IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, EACH RELEASED PARTY, IN EACH CASE ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AND REPRESENTATIVES, AND ANY AND ALL OTHER ENTITIES WHO MAY PURPORT TO ASSERT ANY CLAIM OR CAUSE OF ACTION, DIRECTLY OR DERIVATIVELY, BY, THROUGH, FOR, OR BECAUSE OF THE FOREGOING ENTITIES, IS AND IS DEEMED TO BE, FOREVER AND UNCONDITIONALLY RELEASED, ABSOLVED,

ACQUITTED, AND DISCHARGED BY EACH DEBTOR, REORGANIZED DEBTOR, AND THEIR ESTATES FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, THEIR ESTATES, OR THE REORGANIZED DEBTORS THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN ITS OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM AGAINST, OR INTEREST IN, A DEBTOR OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, (I) THE MANAGEMENT, OWNERSHIP, OR OPERATION OF THE DEBTORS OR THE NON-DEBTOR AFFILIATES (INCLUDING ANY DIVIDENDS OR OTHER DISTRIBUTIONS); (II) THE PURCHASE, SALE, OR RESCISSION OF ANY SECURITY OF THE DEBTORS OR THE NON-DEBTOR AFFILIATES; (III) THE SUBJECT MATTER OF, OR THE TRANSACTIONS, EVENTS, CIRCUMSTANCES, ACTS OR OMISSIONS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE RESTRUCTURING TRANSACTIONS, INCLUDING THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE RESTRUCTURING TRANSACTIONS; (IV) THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR OR NON-DEBTOR AFFILIATE AND ANY OTHER ENTITY; (V) THE DEBTORS’ AND NON-DEBTOR AFFILIATES’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS; (VI) INTERCOMPANY TRANSACTIONS; (VII) THE RESTRUCTURING SUPPORT AGREEMENT, THE DEFINITIVE DOCUMENTS, THESE CHAPTER 11 CASES, OR ANY RESTRUCTURING TRANSACTION; (VIII) ANY CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING SUPPORT AGREEMENT, THE RESTRUCTURING TERM SHEET, THE DIP DOCUMENTS, THE DEFINITIVE DOCUMENTS, OR THE RESTRUCTURING TRANSACTIONS, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THIS PLAN; (IX) THE DISTRIBUTION OF PROPERTY UNDER THIS PLAN OR ANY OTHER RELATED AGREEMENT; OR (X) ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE RELATED TO ANY OF THE FOREGOING AND TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE (X) ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THIS PLAN, THE COMBINED ORDER, ANY OTHER DEFINITIVE DOCUMENT, ANY RESTRUCTURING TRANSACTION, ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THIS PLAN, OR ANY CLAIM OR OBLIGATION ARISING UNDER THIS PLAN; (Y) ANY CAUSES OF ACTION SPECIFICALLY RETAINED BY THE DEBTORS PURSUANT TO THE SCHEDULE OF RETAINED CAUSES OF ACTION; OR (Z) ANY CAUSES OF ACTION ARISING FROM AN ACT OR OMISSION DETERMINED BY FINAL ORDER TO CONSTITUTE GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR INTENTIONAL FRAUD.

ENTRY OF THE COMBINED ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THIS PLAN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASE IS: (I) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASED PARTIES, INCLUDING THE RELEASED PARTIES’ SUBSTANTIAL CONTRIBUTIONS TO FACILITATING THE RESTRUCTURING TRANSACTIONS AND IMPLEMENTING THIS PLAN; (II) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (III) IN THE BEST INTERESTS OF

THE DEBTORS AND ALL HOLDERS OF CLAIMS AND INTERESTS; (IV) FAIR, EQUITABLE, AND REASONABLE; (V) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (VI) A BAR TO ANY OF THE DEBTORS, THE REORGANIZED DEBTORS, OR THE DEBTORS’ ESTATES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE DEBTOR RELEASE.

C.	Releases by Holders of Claims and Interests

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS PLAN OR THE COMBINED ORDER, AS OF THE EFFECTIVE DATE, IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, EACH RELEASING PARTY, IN EACH CASE ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AND REPRESENTATIVES, AND ANY AND ALL OTHER ENTITIES WHO MAY PURPORT TO ASSERT ANY CLAIM OR CAUSE OF ACTION, DIRECTLY OR DERIVATIVELY, BY, THROUGH, FOR, OR BECAUSE OF THE FOREGOING ENTITIES, HAS AND IS DEEMED TO HAVE, FOREVER AND UNCONDITIONALLY, RELEASED, ABSOLVED, ACQUITTED, AND DISCHARGED EACH DEBTOR, REORGANIZED DEBTOR, AND RELEASED PARTY FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, THEIR ESTATES, OR THE REORGANIZED DEBTORS THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN ITS OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM AGAINST, OR INTEREST IN, A DEBTOR, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, (I) THE MANAGEMENT, OWNERSHIP, OR OPERATION OF THE DEBTORS OR THE NON-DEBTOR AFFILIATES (INCLUDING ANY DIVIDENDS OR OTHER DISTRIBUTIONS); (II) THE PURCHASE, SALE, OR RESCISSION OF ANY SECURITY OF THE DEBTORS OR THE NON-DEBTOR AFFILIATES; (III) THE SUBJECT MATTER OF, OR THE TRANSACTIONS, EVENTS, CIRCUMSTANCES, ACTS OR OMISSIONS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE RESTRUCTURING TRANSACTIONS, INCLUDING THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE RESTRUCTURING TRANSACTIONS; (IV) THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR OR NON-DEBTOR AFFILIATE AND ANY OTHER ENTITY; (V) THE DEBTORS’ AND NON-DEBTOR AFFILIATES’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS; (VI) INTERCOMPANY TRANSACTIONS; (VII) THE RESTRUCTURING SUPPORT AGREEMENT, THE DEFINITIVE DOCUMENTS, THESE CHAPTER 11 CASES, OR ANY RESTRUCTURING TRANSACTION; (VIII) ANY CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING SUPPORT AGREEMENT, THE RESTRUCTURING TERM SHEET, THE DIP DOCUMENTS, THE DEFINITIVE DOCUMENTS, OR THE RESTRUCTURING TRANSACTIONS, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THIS PLAN; (IX) THE DISTRIBUTION OF PROPERTY UNDER THIS PLAN OR ANY OTHER RELATED AGREEMENT; OR (X) ANY OTHER ACT, OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE RELATING TO ANY OF THE FOREGOING AND TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE (X) ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THIS PLAN, THE COMBINED ORDER, ANY OTHER DEFINITIVE DOCUMENT, ANY RESTRUCTURING TRANSACTION, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE

PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THIS PLAN, OR ANY CLAIM OR OBLIGATION ARISING UNDER THIS PLAN; (Y) ANY CAUSES OF ACTION SPECIFICALLY RETAINED BY THE DEBTORS PURSUANT TO THE SCHEDULE OF RETAINED CAUSES OF ACTION; OR (Z) ANY CAUSES OF ACTION ARISING FROM AN ACT OR OMISSION DETERMINED BY FINAL ORDER TO CONSTITUTE GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR INTENTIONAL FRAUD.

ENTRY OF THE COMBINED ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE THIRD-PARTY RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THIS PLAN, AND, FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE THIRD-PARTY RELEASE IS: (I) CONSENSUAL; (II) ESSENTIAL TO THE CONFIRMATION OF THIS PLAN; (III) GIVEN IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASED PARTIES, INCLUDING THE RELEASED PARTIES’ SUBSTANTIAL CONTRIBUTIONS TO FACILITATING THE RESTRUCTURING TRANSACTIONS AND IMPLEMENTING THIS PLAN; (IV) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD PARTY RELEASE; (V) IN THE BEST INTERESTS OF THE DEBTORS AND THEIR ESTATES; (VI) FAIR, EQUITABLE, AND REASONABLE; (VII) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (VIII) A BAR TO ANY OF THE RELEASING PARTIES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE THIRD-PARTY RELEASE.

D.	Waiver of Statutory Limitations on Releases

Each of the Releasing Parties in each of the Releases contained above expressly acknowledges that although ordinarily a general release may not extend to Claims which the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, they have carefully considered and taken into account in determining to enter into the above releases the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the release, which if known by it may have materially affected its settlement with the Released Party. The Releases are effective regardless of whether those released matters are presently known, unknown, suspected or unsuspected, or foreseen or unforeseen.

E.	Exculpation

EFFECTIVE AS OF THE EFFECTIVE DATE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE EXCULPATED PARTIES SHALL NEITHER HAVE NOR INCUR ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY CLAIMS OR CAUSES OF ACTION ARISING PRIOR TO OR ON THE EFFECTIVE DATE FOR ANY ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH, OR RELATED TO, FORMULATING, NEGOTIATING, PREPARING, DISSEMINATING, IMPLEMENTING, ADMINISTERING, CONFIRMING OR EFFECTING THE CONFIRMATION OR CONSUMMATION OF THIS PLAN, THE DISCLOSURE STATEMENT, THE DEFINITIVE DOCUMENTS, THE DIP DOCUMENTS, OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THIS PLAN OR ANY OTHER POSTPETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR IN CONTEMPLATION OF THE RESTRUCTURING OF THE DEBTORS, THE APPROVAL OF THE DISCLOSURE STATEMENT OR CONFIRMATION OR

CONSUMMATION OF THIS PLAN; PROVIDED, THAT THE FOREGOING PROVISIONS OF THIS EXCULPATION SHALL NOT (X) OPERATE TO WAIVE OR RELEASE THE RIGHTS OF ANY PERSON OR ENTITY TO ENFORCE THIS PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, CREDIT DOCUMENTS, AND OTHER AGREEMENTS AND DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THIS PLAN OR ASSUMED PURSUANT TO THIS PLAN OR FINAL ORDER OF THE BANKRUPTCY COURT AND (Y) APPLY TO THE EXCULPATED PARTIES FOR ACTS OR OMISSIONS DETERMINED BY FINAL ORDER TO CONSTITUTE GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR INTENTIONAL FRAUD; PROVIDED, FURTHER, THAT EACH EXCULPATED PARTY SHALL BE ENTITLED TO RELY UPON THE ADVICE OF COUNSEL CONCERNING ITS RESPECTIVE DUTIES PURSUANT TO, OR IN CONNECTION WITH, THE ABOVE REFERENCED DOCUMENTS, ACTIONS OR INACTIONS;

THE EXCULPATED PARTIES HAVE, AND UPON CONSUMMATION OF THIS PLAN SHALL BE DEEMED TO HAVE, PARTICIPATED IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE LAWS WITH REGARD TO THE SOLICITATION OF VOTES AND DISTRIBUTION OF CONSIDERATION PURSUANT TO THIS PLAN AND, THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH DISTRIBUTIONS SHALL NOT BE, LIABLE AT ANY TIME FOR THE VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THIS PLAN OR SUCH DISTRIBUTIONS MADE PURSUANT TO THIS PLAN.

THE FOREGOING EXCULPATION SHALL BE EFFECTIVE AS OF THE EFFECTIVE DATE WITHOUT FURTHER NOTICE TO OR ORDER OF THE BANKRUPTCY COURT, ACT OR ACTION UNDER APPLICABLE LAW, REGULATION, ORDER, OR RULE OR THE VOTE, CONSENT, AUTHORIZATION OR APPROVAL OF ANY PERSON OR ENTITY.

F.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, but subject to this Article IX, any Causes of Action that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor on the Effective Date. The Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action, including any actions specifically enumerated in the Schedule of Retained Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in this Plan, including this Article IX, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. In addition, the Debtors and the Reorganized Debtors expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which any of the Debtors are a plaintiff, defendant or an interested party, against any Person or Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

G.	Injunction

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS PLAN OR THE COMBINED ORDER, FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS AND ENTITIES ARE, TO THE FULLEST EXTENT PROVIDED UNDER SECTION 524 AND OTHER APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, PERMANENTLY ENJOINED FROM (I) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY SUIT, ACTION OR OTHER PROCEEDING; (II) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE, OR ORDER; (III) CREATING, PERFECTING, OR ENFORCING ANY LIEN OR ENCUMBRANCE; (IV) ASSERTING A SETOFF OR RIGHT OF SUBROGATION OF ANY KIND; OR (V) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND, IN EACH CASE ON ACCOUNT OF OR WITH RESPECT TO ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, EQUITY INTEREST, OR REMEDY RELEASED OR TO BE RELEASED, EXCULPATED OR TO BE EXCULPATED, SETTLED OR TO BE SETTLED OR DISCHARGED OR TO BE DISCHARGED PURSUANT TO THIS PLAN OR THE COMBINED ORDER AGAINST ANY PERSON OR ENTITY SO RELEASED, DISCHARGED, OR EXCULPATED (OR THE PROPERTY OR ESTATE OF ANY PERSON OR ENTITY SO RELEASED, DISCHARGED, OR EXCULPATED). ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THESE CHAPTER 11 CASES UNDER SECTION 105 OR SECTION 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, AND IN EXISTENCE ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE.

H.	Protection Against Discriminatory Treatment

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend or refuse to renew a license, permit, charter, franchise or other similar grant to, condition such a grant to, discriminate with respect to such a grant, against the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because any Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of these Chapter 11 Cases (or during these Chapter 11 Cases but before the Debtors are granted or denied a discharge) or has not paid a debt that is dischargeable in these Chapter 11 Cases.

I.	Integral Part of Plan

Each of the provisions set forth in this Plan with respect to the settlement, release, discharge, exculpation, injunction of, for or with respect to Claims and/or Causes of Action are an integral part of this Plan and essential to its implementation. Accordingly, each Entity that is a beneficiary of such provision shall have the right to independently seek to enforce such provision and such provision may not be amended, modified, or waived after the Effective Date without the prior written consent of such beneficiary.

ARTICLE X.

RETENTION OF JURISDICTION

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of the Combined Order and the occurrence of the Effective Date, the Bankruptcy Court shall, on and after the Effective Date, retain exclusive jurisdiction over these Chapter 11 Cases and all Entities with respect to all matters related to these Chapter 11 Cases, the Debtors, and this Plan as legally permissible, including, without limitation, jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of any such Claim or Interest;

2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for periods ending on or before the Effective Date, provided that, from and after the Effective Date, the Reorganized Debtors shall pay Professionals in the ordinary course of business for any work performed after the Effective Date and such payment shall not be subject to the approval of the Bankruptcy Court;

3. resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease and to adjudicate and, if necessary, liquidate, any Claims arising therefrom, including, without limitation, those matters related to any amendment to this Plan after the Effective Date to add Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected (as applicable);

4. resolve any issues related to any matters adjudicated in these Chapter 11 Cases;

5. ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of this Plan;

6. decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other Causes of Action that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date, provided that the Reorganized Debtors shall reserve the right to commence actions in all appropriate forums and jurisdictions;

7. enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with this Plan, the Plan Supplement, or the Disclosure Statement;

8. resolve any cases, controversies, suits, or disputes that may arise in connection with the Consummation, interpretation or enforcement of this Plan or any Person’s or Entity’s obligations incurred in connection with this Plan;

9. hear and determine all Causes of Action that are pending as of the Effective Date or that may be commenced in the future;

10. issue injunctions and enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of this Plan;

11. enforce the terms and conditions of this Plan, the Combined Order, and the Definitive Documents;

12. resolve any cases, controversies, suits or disputes with respect to the Release, the Exculpation, and other provisions contained in Article IX and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such provisions;

13. enter and implement such orders or take such other actions as may be necessary or appropriate if the Combined Order is modified, stayed, reversed, revoked or vacated;

14. resolve any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Combined Order or any release or exculpation adopted in connection with this Plan; and

15. enter an order concluding or closing these Chapter 11 Cases.

Notwithstanding the foregoing, (i) any dispute arising under or in connection with the Amended and Restated Credit Facility shall be dealt with in accordance with the provisions of the applicable document; and (ii) if the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to these Chapter 11 Cases, including the matters set forth in this Article X, the provisions of this Article X shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(g), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of this Plan and the documents and instruments contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims and Interests (irrespective of whether Holders of such Claims or Interests are deemed to have accepted this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in this Plan, each Entity acquiring property under this Plan and any and all non-Debtor parties to Executory Contracts and Unexpired Leases, and notwithstanding whether or not such Person or Entity (i) will receive or retain any property, or interest in property, under this Plan; (ii) has Filed a Proof of Claim in these Chapter 11 Cases; or (iii) failed to vote to accept or reject this Plan, affirmatively voted to reject this Plan, or is conclusively presumed to reject this Plan.

B.	Substantial Consummation

“Substantial Consummation” of this Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

C.	Payment of Statutory Fees; Post-Effective Date Fees and Expenses

All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the United States Trustee. Each Debtor shall remain obligated to pay quarterly fees to the Office of the United States Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code.

The Reorganized Debtors shall pay the liabilities and charges that they incur on or after the Effective Date for Professionals’ fees, disbursements, expenses, or related support services (including reasonable fees, costs and expenses incurred by Professionals relating to the preparation of interim and final fee applications and obtaining Bankruptcy Court approval thereof) in the ordinary course of business and without application or notice to, or order of, the Bankruptcy Court, including, without limitation, the reasonable fees, expenses, and disbursements of the Disbursing Agents, and the fees, costs and expenses incurred by Professionals in connection with the implementation, enforcement and Consummation of this Plan and the Definitive Documents.

D.	Conflicts

In the event that a provision of any instrument or document created or executed pursuant to the Plan conflicts with a provision of this Plan or the Combined Order, the provision of this Plan and the Combined Order (as applicable) shall govern and control to the extent of such conflict. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or the Combined Order). In the event that a provision of this Plan conflicts with a provision of the Combined Order, the provision of the Combined Order shall govern and control to the extent of such conflict.

E.	Modification of Plan

Effective as of the date hereof and subject to the limitations and rights contained in this Plan: (i) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Plan prior to the entry of the Combined Order in accordance with section 1127(a) of the Bankruptcy Code; and (ii) after the entry of the Combined Order, the Debtors or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify this Plan in accordance with section 1127(b) of the Bankruptcy Code or to remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan.

Entry of the Combined Order shall mean that all modifications or amendments to this Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

F.	Revocation or Withdrawal of Plan

The Debtors reserve the right to revoke or withdraw this Plan prior to the Effective Date and/or to File subsequent chapter 11 plans, with respect to one or more of the Debtors. If the Debtors revoke or withdraw this Plan, or if Confirmation or Consummation of this Plan does not occur with respect to one or more of the Debtors, then with respect to the applicable Debtor or Debtors for which this Plan was revoked or withdrawn or for which Confirmation or Consummation of this Plan did not occur: (i) this Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in this Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan and any document or agreement executed pursuant hereto shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (iii) nothing contained in this Plan shall (a) constitute a waiver or release of any Claims by or against, or any Interests in, the applicable Debtors or any other Person or Entity, (b) prejudice in any manner the rights of the applicable Debtors or any other Person or Entity, or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the applicable Debtors or any other Person or Entity.

G.	Successors and Assigns

This Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Holders of Claims and Interests, other parties-in-interest, and their respective heirs, executors, administrators, successors, and assigns. The rights, benefits, and obligations of any Person or Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such Person or Entity.

H.	Reservation of Rights

This Plan shall have no force or effect unless and until the Bankruptcy Court enters the Combined Order and this Plan is Consummated. Neither the filing of this Plan, any statement or provision contained herein, nor the taking of any action by the Debtors or any other Person or Entity with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of: (i) the Debtors with respect to the Holders of Claims or Interests or other Person or Entity; or (ii) any Holder of a Claim or an Interest or other Person or Entity prior to the Effective Date.

/.	Further Assurances

The Debtors or the Reorganized Debtors, as applicable, all Holders of Claims receiving distributions hereunder and all other Entities shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Combined Order.

J.	Severability

If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Combined Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

K.	Service of Documents

Any notice, direction or other communication given regarding the matters contemplated by this Plan (each, a “Notice”) must be in writing, sent by personal delivery, electronic mail, courier or facsimile and addressed as follows:

If to the Debtors:

2U, Inc.

2345 Crystal Drive, Suite 1100

Arlington, Virginia 22202

Attention: Matthew Norden and Lillian Brownstein

E-mail: mnorden@2u.com and lbrownstein@2u.com

with copies to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attn: George A. Davis, George Klidonas, Anupama Yerramalli, Randall C. Weber-Levine, and Scott Yousey

Email: george.davis@lw.com, george.klidonas@lw.com, anu.yerramalli@lw.com, randall.weber-

levine@lw.com, and scott.yousey@lw.com

If to the Consenting First Lien Lenders

MilbankLLP

55 Hudson Yards

New York, NY 10001

Attention: Albert A. Pisa, Tyson Lomazow, and Abigail Debold

E-mail: APisa@milbank.com, TLomazow@milbank.com, and Adebold@milbank.com

If to the Consenting Noteholders

Weil, Gotshal & Manges LLP

767 5th Avenue

New York, NY 10153

Attention: Matt Barr, David Griffiths, and F. Gavin Andrews

E-mail: Matt.Barr@weil.com, David.Griffiths@weil.com, and F.Gavin.Andrews@weil.com

If to Greenvale

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attention: Kristine Manoukian, Reuben E. Dizengoff, and Kelly Knight

E-mail: Kristine.Manoukian@srz.com, Reuben.Dizengoff@srz.com, and Kelly.Knight@srz.com,

If to the United States Trustee for the Southern District of New York

United States Trustee, U.S. Department of Justice

Office of the U.S. Trustee, 1 Bowling Green, Room 534

New York, NY 10014

Attn: Rachael E. Siegel, Daniel Rudewicz, and Brian Masumoto

E-mail: rachael.e.siegel@usdoj.gov, daniel.rudewicz@usdoj.gov, and brian.masumoto@usdoj ..gov

A Notice is deemed to be given and received (i) if sent by personal delivery or courier, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, or (ii) if sent by facsimile, on the Business Day following the date of confirmation of transmission by the originating facsimile, or (iii) if sent by electronic mail, when the sender receives an email from the recipient acknowledging receipt, provided, that an automatic “read receipt” does not constitute acknowledgment of an email for purposes of this Section. Any party may change its address for service from time to time by providing a Notice in accordance with the foregoing. Any element of a party’s address that is not specifically changed in a Notice will be assumed not to be changed. Sending a copy of a Notice to a party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the Notice to that party. The failure to send a copy of a Notice to legal counsel does not invalidate delivery of that Notice to a party.

L.	Exemption from Stamp or Similar Taxes Pursuant to Section 1146(a) of the Bankruptcy Code

To the fullest extent permitted by to section 1146(a) of the Bankruptcy Code, any issuance, transfer, or exchange pursuant to or in connection with this Plan or the other Definitive Documents shall not be subject to any Stamp or Similar Tax or governmental assessment in the United States or by any other Governmental Unit, and the Combined Order shall direct the appropriate federal, state or local (domestic or foreign) governmental officials, officers or agents, wherever located and by whomever appointed, to forgo the collection of any such Stamp or Similar Tax or governmental assessment and to accept for filing and recordation instruments or other documents evidencing such action or event without the payment of any such Stamp or Similar Tax or governmental assessment. Such exemption specifically applies, without limitation, to (i) all actions, agreements and documents necessary to evidence and implement the provisions of, transactions contemplated by and the distributions to be made under this Plan or the other Definitive Documents (including the Restructuring Transactions); (ii) the issuance, distribution, transfer, or exchange of any debt, securities, or other interests of the Debtors or the Reorganized Debtors, including the Amended and Restated Loans, the New Common Interests, or related instruments or documentation; (iii) the maintenance, modification, consolidation, termination, refinancing, recording or creation of any security interests, mortgage, deed or trust, or Lien; (iv) the making, assignment, or recording of any lease or sublease; (v) the grant of collateral, security for any or all of the Amended and Restated Loans or other indebtedness; or (vi) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with this Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan (including the Restructuring Transactions).

M.	Governing Law

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that a Definitive Document or an exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

N.	Tax Reporting and Compliance

The Reorganized Debtors are hereby authorized, on behalf of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through and including the Effective Date.

O.	Schedules

All exhibits and schedules to this Plan, including the Exhibits and Plan Schedules, are incorporated herein and are a part of this Plan as if set forth in full herein.

P.	No Strict Construction

This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, the Consenting Stakeholders, and their respective professionals. Each of the foregoing was represented by counsel of its choice who either participated in the formulation and documentation of, or was afforded the opportunity to review and provide comments on, this Plan, the Disclosure Statement, the Exhibits, and the Plan Schedules, and the agreements and documents ancillary or related thereto. Accordingly, unless explicitly indicated otherwise, the general rule of contract construction known as “contra proferentem” or other rule of strict construction shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, the Exhibits, or the Plan Schedules, or the documents ancillary and related thereto.

Q.	Entire Agreement

Except as otherwise provided herein or therein, this Plan and the other Definitive Documents supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan and the other Definitive Documents.

R.	Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of these Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close these Chapter 11 Cases.

S.	Votes Solicited in Good Faith

Upon entry of the Combined Order, the Debtors will be deemed to have solicited votes on this Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, proxyholders, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under this Plan or the Equity Rights Offering and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on this Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under this Plan, the Equity Rights Offering, and any previous plan.

T.	2002 Notice Parties

After the Effective Date, the Debtors and the Reorganized Debtors, as applicable, are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed a renewed request after the Combined Hearing to receive documents pursuant to Bankruptcy Rule 2002.

[Remainder of page intentionally left blank]

Respectfully submitted,

August 23, 2024

2U, INC. AND ITS DEBTOR AFFILIATES

By:	/s/ Matthew Norden
Title:	Chief Financial Officer and Chief Legal Officer

Exhibit B

Confirmation Notice

LATHAM & WATKINS LLP

1271 Avenue of the Americas

New York, NY 10020

Telephone: (212) 906-1200

Facsimile: (212) 751-4864

George A. Davis

George Klidonas

Anupama Yerramalli

Randall C. Weber-Levine

Scott Yousey

Proposed Counsel to the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11

2U, Inc., et al.,	Case No. 24-11279 (MEW)

Debtors. [1]	(Jointly Administered)

Related Docket No. [ • ]

NOTICE OF (A) ENTRY OF ORDER

(I) APPROVING THE DISCLOSURE STATEMENT

AND (II) CONFIRMING THE SECOND AMENDED

JOINT PREPACKAGED PLAN OF REORGANIZATION

OF 2U, INC. AND ITS DEBTOR AFFILIATES UNDER CHAPTER 11

OF THE BANKRUPTCY CODE; AND (B) OCCURRENCE OF EFFECTIVE DATE

TO ALL HOLDERS OF CLAIMS AND INTERESTS AND OTHER PARTIES IN

INTEREST:

PLEASE TAKE NOTICE that on [ • ], 2024, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court’), entered an order [Docket No. [ • ]] (the “Combined Order”) approving the Disclosure Statement for the Joint Prepackaged Plan of Reorganization of 2U, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 20] (as the same may have been modified, supplemented, and amended, the “Disclosure Statement’) and confirming the Second Amended Joint Prepackaged Plan of

[1]

The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: 2U, Inc. (5939); edX LLC (8554); 2U GetSmarter, LLC (9643); 2U Harkins Road LLC (N/A); 2U NYC, LLC (N/A); 2U KEIH Holdco, LLC (3837); Critiquelt, Inc. (5532); edX Boot Camps LLC (8904); and 2U GetSmarter (US), LLC (9802). The Debtors’ mailing address is 2345 Crystal Drive, Suite 1100, Arlington, Virginia 22202.

Reorganization of 2U, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 90] (as modified, amended, and including all supplements and exhibits thereto, the “Plan”)2 (attached as Exhibit A to the Combined Order) of the above-captioned debtors and debtors in possession (collectively, the “Debtors”).

PLEASE TAKE FURTHER NOTICE that the Effective Date occurred on [ • ], 2024.

PLEASE TAKE FURTHER NOTICE that the Combined Order, the Plan, or any other document filed in these Chapter 11 Cases, may be obtained free of charge by: (a) accessing the Bankruptcy Court’s website at www.nysb.uscourts.gov; (b) contacting the Office of the Clerk of the Court at United States Bankruptcy Court for the Southern District of New York; (c) on the website of the Debtors’ proposed claims and noticing agent, Epiq Corporate Restructuring, LLC (“Epiq”), at https://dm.epiqll.com/2U; or (d) contacting Epiq directly at (877) 525-5725 (toll free U.S. and Canada) and (360) 803-4441 (International).

PLEASE TAKE FURTHER NOTICE that the Bankruptcy Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article IX of the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, any Holder of a Claim or an Interest, and such Holder’s respective predecessors, successors, and assigns, whether or not the Claim or the Interest of such Holder is Impaired under the Plan, and whether or not such Holder voted to accept the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan and the Combined Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Combined Order in their entirety.

IF YOU HAVE ANY QUESTIONS ABOUT THIS NOTICE, PLEASE CONTACT EPIQ BY CALLING (877) 525-5725 (TOLL FREE U.S. AND CANADA) OR (360) 803-4441 (INTERNATIONAL).

[2]	Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan and the Confirmation Order, as applicable.

LATHAM & WATKINS LLP

Dated:	[ • ], 2024	Bv: /s/
	New York, New York	George A. Davis
George Klidonas
Anupama Yerramalli
Randall C. Weber-Levine
Scott Yousey
1271 Avenue of the Americas
New York, NY 10020
Telephone: (212) 906-1200
Facsimile: (212) 751-4864
Email: george.davis@lw.com
george.klidonas@lw.com
anu.yerramalli@lw.com
randall.weber-levine@lw.com
scott.yousey@lw.com

Proposed Counsel to the Debtors and Debtors in Possession

Exhibit C

Conversion Notice

LATHAM & WATKINS LLP

1271 Avenue of the Americas

New York, NY 10020

Telephone: (212) 906-1200

Facsimile: (212) 751-4864

George A. Davis

George Klidonas

Anupama Yerramalli

Randall C. Weber-Levine

Scott Yousey

Proposed Counsel to the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11

2U, Inc., et al.,	Case No. 24-11279 (MEW)

Debtors. [1]	(Jointly Administered)

Related Docket No. [ • ]

NOTICE OF CONVERSION OF

THE REORGANIZED PARENT TO A DELAWARE LIMITED LIABILITY COMPANY

TO ALL HOLDERS OF CLAIMS AND INTERESTS AND OTHER PARTIES IN

INTEREST:

PLEASE TAKE NOTICE that on [ • ], 2024, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court’), entered an order [Docket No. [ • ]] (the “Combined Order”) approving the Disclosure Statement for the Joint Prepackaged Plan of Reorganization of 2U, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 20] (as the same may have been modified, supplemented, and amended, the “Disclosure Statement’) and confirming the Second Amended Joint Prepackaged Plan of Reorganization of 2U, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 90] (as modified, amended, and including all supplements and exhibits thereto, the “Plan”)2 (attached as Exhibit A to the Combined Order) of the above-captioned debtors and debtors in possession (collectively, the “Debtors”).

[1]

The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: 2U, Inc. (5939); edX LLC (8554); 2U GetSmarter, LLC (9643); 2U Harkins Road LLC (N/A); 2U NYC, LLC (N/A); 2U KEIH Holdco, LLC (3837); Critiquelt, Inc. (5532); edX Boot Camps LLC (8904); and 2U GetSmarter (US), LLC (9802). The Debtors’ mailing address is 2345 Crystal Drive, Suite 1100, Arlington, Virginia 22202.

[2]	Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan and the Confirmation Order, as applicable.

PLEASE TAKE FURTHER NOTICE that the Effective Date occurred on [ • ], 2024.

PLEASE TAKE FURTHER NOTICE that, in accordance with the Plan, the Restructuring Transactions Memorandum (which was filed as Exhibit E to the Plan Supplement [Docket No. 118], and the Combined Order, on the Effective Date, the Reorganized Parent converted to a Delaware limited liability company that will file on the Effective Date an IRS Form 8832 pursuant to which it will elect to be classified as an association taxable as a corporation for U.S. federal income tax purposes effective as of the conversion.

PLEASE TAKE FURTHER NOTICE that the Disclosure Statement, the Plan, the Combined Order, the Restructuring Transactions Memorandum, or any other document filed in these Chapter 11 Cases, may be obtained free of charge by: (a) accessing the Bankruptcy Court’s website at www.nysb.uscourts.gov; (b) contacting the Office of the Clerk of the Court at United States Bankruptcy Court for the Southern District of New York; (c) on the website of the Debtors’ proposed claims and noticing agent, Epiq Corporate Restructuring, LLC (“Epiq”), at https://dm.epiqll.com/2U; or (d) contacting Epiq directly at (877) 525-5725 (toll free U.S. and Canada) and (360) 803-4441 (International).

IF YOU HAVE ANY QUESTIONS ABOUT THIS NOTICE, PLEASE CONTACT EPIQ BY CALLING (877) 525-5725 (TOLL FREE U.S. AND CANADA) OR (360) 803-4441 (INTERNATIONAL).

LATHAM & WATKINS LLP

Dated:	[ • ], 2024		Bv: /s/
	New York, New York		George A. Davis
George Klidonas
Anupama Yerramalli
Randall C. Weber-Levine
Scott Yousey
1271 Avenue of the Americas
New York, NY 10020
Telephone: (212) 906-1200
Facsimile: (212) 751-4864
		Email:	george.davis@lw.com
george.klidonas@lw.com
anu.yerramalli@lw.com
randall.weber-levine@lw.com
scott.yousey @lw.com

Proposed Counsel to the Debtors and
Debtors in Possession

Exhibit D

Plan Amendments

“Related Parties” means, with respect to an Entity, each of, and in each case solely in its capacity as such and by reason of its capacity as such, such Entity’s current and former Affiliates, and such Entity’s and such Affiliates’ current and former members, directors, managers, officers, proxyholders, control persons, investment committee members, special committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds (including any beneficial holders for the account of whom such funds are managed), predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, investment managers, and other professionals and advisors, each in their capacity as such, and any such Person’s or Entity’s respective heirs, executors, estates, and nominees.

“Exculpated Parties” means, collectively: (i) the Debtors; (ii) the Reorganized Debtors; (iii) the Consenting Stakeholders; (iv) the Agents/Trustees; (v) the DIP Lenders; and (vi) with respect to the foregoing clauses (i) through (v), ~~each such Entity’s or Person’s Related Partics~~the Persons or Entities through which they act.

Article IV.

MEANS FOR IMPLEMENTATION OF THIS PLAN

M.	Release of Liens and Claims

To the fullest extent provided under section 1141(c) and other applicable provisions of the Bankruptcy Code, except as otherwise provided herein or in any contract, instrument, release or other agreement or document entered into or delivered in connection with this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VI, all Liens, Claims, mortgages, deeds of trust, or other security interests against the assets or property of the Debtors or the Estates shall be fully and automatically released, canceled, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity; provided~~,-~~ that the Liens granted to the ~~First Lien Agent pursuant to the First Lien Credit Documcnts~~Holders of Allowed Other Secured Claims shall remain in full force and effect solely to the extent ~~provided for in~~required to comply with the requirements of Article III.B.1 of this Plan~~, the Amended and Restated Credit Documents, and the other Definitive Documents~~. The filing of the Combined Order with any federal, state, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens, Claims and other interests to the extent provided in the immediately preceding sentence. Any Person or Entity holding such Liens, Claims or interests shall, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors.

Q.	Cancellation of Existing Agreements and Interests

On the Effective Date, except to the extent otherwise provided in this Plan (including, for the avoidance of doubt, the treatment of Class 1 Other Secured Claims. Class 2 Other Priority Claims, and Class 4 General Unsecured Claims in Article III of this Plan), the Combined Order, or any other Definitive Document, all notes, bonds, indentures, certificates, securities, purchase rights, options, warrants, collateral agreements, subordination agreements, or other instruments or documents directly or indirectly evidencing, creating, or relating to any indebtedness or obligations of the Debtors giving rise to any rights or obligations relating to Claims against or Interests in the Debtors shall be deemed canceled and surrendered, and the obligations of the Debtors or the Reorganized Debtors, as applicable, and any Non-Debtor Affiliates thereunder or in any way related thereto shall be deemed satisfied in full, released, and discharged; provided that, notwithstanding such cancellation, satisfaction, release, and discharge, anything to the contrary contained in this Plan or the Combined Order, Confirmation or the occurrence of the Effective Date, any such document or instrument that governs the rights, claims, or remedies of the Holder of a Claim or Interest shall continue in effect solely for purposes of: (i) enabling the Holder of such Claim or Interest to receive distributions on account of such Claim or Interest under this Plan as provided herein; (ii) allowing and preserving the rights of the Agents/Trustees and the A&R First Lien Agent to make distributions as specified under this Plan on account of Allowed Claims, as applicable, including allowing the Agents/Trustees and the A&R First Lien Agent to submit invoices for any amount and enforce any obligation owed to them under this Plan to the extent authorized or allowed by the applicable documents; (iii) to permit the Reorganized Debtors and any other Disbursing Agent, as applicable, to make distributions on account of the applicable Claims and/or Interests, as applicable; (iv) preserving the Agents/Trustees’ and the A&R First Lien Agent’s rights, if any, to compensation and indemnification as against any money or property distributable to the Holders of DIP Claims, First Lien Claims and Unsecured Notes Claims, as applicable, including permitting the Agents/Trustees and the A&R First Lien Agent to maintain, enforce, and exercise any priority of payment or charging liens against such distributions each pursuant and subject to the term of First Lien Credit Documents and the DIP Documents, as applicable, as in effect on the Effective Date; (v) preserving all rights, remedies, indemnities, powers, and protections, including rights of enforcement, of the Agents/Trustees and the A&R First Lien Agent against any person, other than a Released Party (including the Debtors, the Reorganized Debtors, and the Non-Debtor Affiliates) and any exculpations of the Agents/Trustees and the A&R First Lien Agent, provided that the Agents/Trustees and the A&R First Lien Agent shall remain entitled to indemnification or contribution from the Holders of DIP Claims, First Lien Claims, and Unsecured Notes Claims, as applicable, each pursuant and subject to the terms of the DIP Credit Agreement or the applicable Prepetition Funded Debt Documents, as applicable, as in effect on the Effective Date; (vi) permitting the Agents/Trustees and the A&R First Lien Agent, as applicable, to enforce any obligation (if any) owed to them under this Plan; (vii) permitting the Agents/Trustees and the A&R First Lien Agent to appear in these Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court; (viii) permitting the Agents/Trustees and the A&R First Lien Agent to assert any rights with respect to any contingent obligations under the Prepetition Funded Debt Documents or DIP Documents, as applicable; and (ix) permitting the Agents/Trustees and the A&R First Lien Agent to perform any functions that are necessary to effectuate the foregoing; provided, however, that this Article IV.Q shall not apply to any documents securing and governing the Amended and Restated Credit Facility or Exit Facility and shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Combined Order, or this Plan, or the releases of the Released Parties pursuant to Article IX, or result in any expense or liability to the Debtors or the Reorganized Debtors, as applicable, except as expressly provided for in this Plan.

On the Effective Date, the Agents/Trustees, and each of their respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors, will be automatically and fully released and discharged from any further responsibility under the DIP Credit Agreement or the applicable Prepetition Funded Debt Documents, as applicable. The Agents/Trustees, and each of their respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors shall be discharged and shall have no further obligation or liability except as provided in this Plan and the Combined Order, and after the performance by the Agents/Trustees and their representatives and professionals of any obligations and duties required under or related to this Plan or the Combined Order, the Agents/Trustees, and each of their respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors shall be relieved of and released from any obligations and duties arising thereunder. The fees, expenses, and costs of the Agents/Trustees, including fees, expenses, and costs of each of their respective professionals incurred after the Effective Date in connection with DIP Credit Agreement and the applicable Prepetition Funded Debt Documents, as applicable, and reasonable and documented fees, costs, and expenses associated with effectuating distributions pursuant to this Plan, including the fees and expenses of counsel, if any, will be paid in accordance with the terms of this Plan.